                                                                    EXHIBIT 10.1


                             PARENT LOAN AGREEMENT

                                     AMONG

                          AMERICAN TOWER CORPORATION;

                 THE FINANCIAL INSTITUTIONS WHOSE NAMES APPEAR
                   AS LENDERS ON THE SIGNATURE PAGES HEREOF;

                                      AND

                        TORONTO DOMINION (TEXAS), INC.,
                            AS ADMINISTRATIVE AGENT
                                FOR THE LENDERS


                           DATED AS OF JUNE 16, 1998



                     POWELL, GOLDSTEIN, FRAZER & MURPHY LLP
                                ATLANTA, GEORGIA

                               TABLE OF CONTENTS

                                                                                                                           Page
ARTICLE 1    DEFINITIONS..................................................................................................   1

ARTICLE 2    LOANS........................................................................................................  22
     Section 2.1    The Loans.............................................................................................  22
     Section 2.2    Manner of Borrower and Disbursement...................................................................  22
     Section 2.3    Interest..............................................................................................  25
     Section 2.4    Prepayments and Repayments............................................................................  26
     Section 2.5    Notes; Loan Accounts..................................................................................  27
     Section 2.6    Manner of Payment.....................................................................................  27
     Section 2.7    Reimbursement.........................................................................................  29
     Section 2.8    Pro Rata Treatment....................................................................................  29
     Section 2.9    Capital Adequacy......................................................................................  30
     Section 2.10   Bank Tax Forms........................................................................................  30

ARTICLE 3    CONDITIONS PRECEDENT.........................................................................................  31
     Section 3.1    Conditions Precedent to Effectiveness of this Amendment and Restatement...............................  31

ARTICLE 4    REPRESENTATIONS AND WARRANTIES...............................................................................  33
     Section 4.1    Representations and Warranties........................................................................  33
     Section 4.2    Survival of Representations and Warranties, Etc.......................................................  41

ARTICLE 5    GENERAL COVENANTS............................................................................................  41
     Section 5.1    Preservation of Existence and Similar Matters.........................................................  42
     Section 5.2    Business; Compliance with Applicable Law..............................................................  42
     Section 5.3    Maintenance Properties................................................................................  42
     Section 5.4    Accounting Methods and Financial Records..............................................................  42
     Section 5.5    Insurance.............................................................................................  43
     Section 5.6    Payment of Taxes and Claims...........................................................................  43
     Section 5.7    Compliance with ERISA.................................................................................  44
     Section 5.8    Visits and Inspections................................................................................  45
     Section 5.9    Payment of Indebtedness; Loans........................................................................  46
     Section 5.10   Use of Proceeds.......................................................................................  46
     Section 5.11   Indemnity.............................................................................................  46
     Section 5.12   Covenants Regarding Formation of Restricted Subsidiaries and Acquisitions; Partnership, Subsidiaries..  47
     Section 5.13   Payment of Wages......................................................................................  48
     Section 5.14   Further Assurances....................................................................................  48

ARTICLE 6    INFORMATION COVENANTS........................................................................................  49

                               TABLE OF CONTENTS
                                  (continued)

                                                                                                                          Page
     Section 6.1    Quarterly Financial Statements and Information........................................................  49
     Section 6.2    Annual Financial Statements and Information...........................................................  49
     Section 6.3    Performance Certificates..............................................................................  50
     Section 6.4    Copies of Other Reports...............................................................................  50
     Section 6.5    Notice of Litigation and Other Matters................................................................  51

ARTICLE 7    NEGATIVE COVENANTS...........................................................................................  52
     Section 7.1    Indebtedness of the Borrower and its Subsidiaries.....................................................  52
     Section 7.2    Limitation on Liens...................................................................................  53
     Section 7.3    Amendment and Waiver..................................................................................  53
     Section 7.4    Liquidation, Merger or Disposition of Assets..........................................................  54
     Section 7.5    Limitation on Guaranties..............................................................................  55
     Section 7.6    Investments and Acquisitions..........................................................................  55
     Section 7.7    Restricted Payments...................................................................................  56
     Section 7.8    Total Leverage Ratio..................................................................................  57
     Section 7.9    Affiliate Transactions................................................................................  57
     Section 7.10   ERISA Liabilities.....................................................................................  57
     Section 7.11   Sales and Leasebacks..................................................................................  57

ARTICLE 8    DEFAULT......................................................................................................  58
     Section 8.1    Events of Default.....................................................................................  58
     Section 8.2    Remedies..............................................................................................  61
     Section 8.3    Payments Subsequent to Declaration of Event of Default................................................  63

ARTICLE 9    THE ADMINISTRATIVE AGENT.....................................................................................  63
     Section 9.1    Appointment and Authorization.........................................................................  63
     Section 9.2    Interest Holders......................................................................................  64
     Section 9.3    Consultation with Counsel.............................................................................  64
     Section 9.4    Documents.............................................................................................  64
     Section 9.5    Administrative Agent and Affiliates...................................................................  64
     Section 9.6    Responsibility of the Administrative Agent............................................................  64
     Section 9.7    Action by the Administrative Agent....................................................................  65
     Section 9.8    Notice of Default or Event of Default.................................................................  65
     Section 9.9    Responsibility Disclaimed.............................................................................  66
     Section 9.10   Indemnification.......................................................................................  66
     Section 9.11   Credit Decision.......................................................................................  67
     Section 9.12   Successor Administrative Agent........................................................................  67
     Section 9.13   Delegation of Duties..................................................................................  68

                               TABLE OF CONTENTS
                                  (continued)

                                                                                                                          Page
ARTICLE 10   CHANGES IN CIRCUMSTANCES AFFECTING LIBOR ADVANCES AND INCREASED COSTS........................................  68
     Section 10.1     LIBOR Basis Determination Inadequate or Unfair......................................................  68
     Section 10.2     Illegality..........................................................................................  68
     Section 10.3     Increased Costs.....................................................................................  69
     Section 10.4     Effect On Other Advances............................................................................  71

ARTICLE 11   MISCELLANEOUS................................................................................................  71
     Section 11.1     Notices.............................................................................................  71
     Section 11.2     Expenses............................................................................................  73
     Section 11.3     Waivers.............................................................................................  73
     Section 11.4     Set-Off.............................................................................................  74
     Section 11.5     Assignment and Participations.......................................................................  75
     Section 11.6     Accounting Principles...............................................................................  78
     Section 11.7     Counterparts........................................................................................  79
     Section 11.8     Governing Law.......................................................................................  79
     Section 11.9     Severability........................................................................................  79
     Section 11.10    Interest............................................................................................  79
     Section 11.11    Table of Contents and Headings......................................................................  80
     Section 11.12    Amendment and Waiver................................................................................  80
     Section 11.13    Entire Agreement....................................................................................  80
     Section 11.14    Other Relationships.................................................................................  81
     Section 11.15    Directly or Indirectly..............................................................................  81
     Section 11.16    Reliance on and Survival of Various Provisions......................................................  81
     Section 11.17    Senior Debt.........................................................................................  81
     Section 11.18    Obligations.........................................................................................  81
     Section 11.19    Confidentiality.....................................................................................  81

ARTICLE 12   WAIVER OF JURY TRIAL.........................................................................................  82
     Section 12.1     Waiver of Jury Trial................................................................................  82

                                    EXHIBITS


     Exhibit A       - Form of Certificate of Financial Condition
     Exhibit B       - Form of Promissory Note
     Exhibit C       - Form of Pledge Agreement
     Exhibit D       - Form of Request for Advance
     Exhibit E       - Form of Security Agreement
     Exhibit F       - Form of Subsidiary Guaranty
     Exhibit G-1     - Form of Subsidiary Pledge Agreement
     Exhibit G-2     - Form of Assignment of General Partner Interests
     Exhibit G-3     - Form of Assignment of Limited Partner Interests
     Exhibit H       - Form of Subsidiary Security Agreement
     Exhibit I       - Form of Borrower's Loan Certificate
     Exhibit J       - Form of Subsidiary Loan Certificate
     Exhibit K       - Form of Performance Certificate
     Exhibit L       - Form of Assignment and Assumption Agreement


                                   SCHEDULES


     Schedule 1      - Licenses
     Schedule 2      - List of Restricted and Unrestricted Subsidiaries on the
                       Agreement Date
     Schedule 3      - Separation Obligations
     Schedule 4      - Exceptions to Representations and Warranties
     Schedule 5      - Litigation
     Schedule 6      - Affiliate Transactions
     Schedule 7      - Indebtedness
     Schedule 8      - Lender Names and Notice Addresses

                             PARENT LOAN AGREEMENT
                                     AMONG
                          AMERICAN TOWER CORPORATION;
                 THE FINANCIAL INSTITUTIONS WHOSE NAMES APPEAR
                   AS LENDERS ON THE SIGNATURE PAGES HEREOF;
                                      AND
                        TORONTO DOMINION (TEXAS), INC.,
                            AS ADMINISTRATIVE AGENT
                                FOR THE LENDERS


          WHEREAS, the Borrower (as defined below) has requested and the Lenders (as defined below) have agreed, subject to the terms and conditions set forth herein, to make available to the Borrower a term credit facility; and

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the parties hereby agree as follows:



                             ARTICLE 1  Definitions

          For the purposes of this Agreement:

          "Acquisition" shall mean (whether by purchase, lease, exchange,
           -----------
issuance of stock or other equity or debt securities, merger, reorganization or any other method) (i) any acquisition by the Borrower or any of the Restricted Subsidiaries of any other Person, which Person shall then become consolidated with the Borrower or any such Restricted Subsidiary in accordance with GAAP;
(ii) any acquisition by the Borrower or any of the Restricted Subsidiaries of all or any substantial part of the assets of any other Person; or (iii) any acquisition by Borrower or any of the Restricted Subsidiaries of any business (or related contracts) primarily involving the management of communications sites, towers, or other facilities for third parties, other than any such Acquisition which shall be made by, or of, any Person which shall have been designated and, to the extent required hereby, approved as an Unrestricted Subsidiary.

          "Acquisition Operating Cash Flow" shall mean in the case of an
           -------------------------------
Acquisition permitted hereunder, Operating Cash Flow (New Towers), Operating Cash Flow (Towers) and Operating Cash Flow (Other Business), as applicable, of the Borrower and its Restricted Subsidiaries for the period during which such Acquisition occurs, adjusted to give effect to such Acquisition, as if such Acquisition had occurred on the first day of such period, by excluding the Operating Cash Flow (New Towers), Operating Cash Flow (Towers) and Operating Cash Flow (Other Business), as applicable, of such Acquisition during such period prior to and including the date of such Acquisition and adding to the Operating Cash Flow (New Towers), Operating Cash Flow (Towers) and Operating Cash Flow (Other Business), as applicable, of the Borrower and its Restricted Subsidiaries, if positive, or subtracting from such Operating Cash Flow (New Towers), Operating Cash Flow (Towers) and Operating Cash Flow (Other Business), as applicable, if negative, the product of (i) the actual Operating Cash Flow (New Towers), Operating Cash Flow (Towers) and Operating Cash Flow (Other Business), as applicable, of such Acquisition for that portion following such period from the date of such Acquisition to the last day of such period, multiplied by (ii) a fraction the numerator of which is the number of calendar days in such period and the denominator of which is the number of days in such period following the date of such Acquisition through the last day of such period.

          "Administrative Agent" shall mean Toronto Dominion (Texas), Inc., in
           --------------------
its capacity as Administrative Agent for the Lenders or any successor Administrative Agent appointed pursuant to Section 9.12 hereof.

          "Administrative Agent's Office" shall mean the office of the
           -----------------------------
Administrative Agent located at 909 Fannin Street, Suite 1700, Houston Texas 77010, or such other office as may be designated pursuant to the provisions of
Section 11.1 hereof.

          "Advance" shall mean amounts advanced by the Lenders to the Borrower
           -------
pursuant to Article 2 hereof on the occasion of any borrowing and having the same Interest Rate Basis and Interest Period; and "Advances" shall mean more than one Advance.

          "Affiliate" shall mean, with respect to a Person, any other Person
           ---------
directly or indirectly controlling, controlled by, or under common control with, such first Person. For purposes of this definition, "control", when used with respect to any Person, includes, without limitation, the direct or indirect beneficial ownership of more than ten percent (10%) of the voting securities or voting equity of such Person or the power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

          "Agreement" shall mean this Parent Loan Agreement, as amended,
           ---------
supplemented, restated or otherwise modified from time to time.

          "Agreement Date" shall mean the date as of which this Agreement is
           --------------
dated.

          "American Radio Systems" shall mean American Radio Systems
           ----------------------
Corporation, a Delaware corporation.

          "Annualized Operating Cash Flow" shall mean as of any calculation
           ------------------------------
date, (i) the sum of (A) the product of (1) Operating Cash Flow (Towers) for the fiscal quarter-end being tested or the most recently completed fiscal quarter immediately preceding such calculation date, as the case may be, times (2) four
                                                                 -----
(4); (B) the product of (1) Operating Cash Flow (New Towers) for the calendar month-end being tested, or the most recently completed calendar month immediately preceding such calculation date, as the case may be, times (2)
                                                                 -----
twelve (12); and (C) Operating Cash Flow (Other Business) for the four fiscal quarter period end being tested, or the most recently completed four (4) fiscal quarter period immediately preceding such calculation date, as the case may be, minus (b) corporate overhead (exclusive of amortization and depreciation) of the
-----
Borrower and its Restricted Subsidiaries (on a consolidated basis) for the twelve (12) calendar month period then ended or ending immediately prior to the calculation date, as the case may be.

          "Applicable Law" shall mean, in respect of any Person, all provisions
           --------------
of constitutions, statutes, rules, regulations and orders of governmental bodies or regulatory agencies applicable to such Person, including, without limiting the foregoing, the Licenses, the Communications Act, zoning ordinances and all Environmental Laws, and all orders, decisions, judgments and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party or by which it is bound.

          "Approved Fund" means, with respect to any Lender that is a fund that
           -------------
invests in commercial loans, any other fund that invests in commercial loans and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

          "Assignment of General Partner Interests" shall mean that certain
           ---------------------------------------
Assignment of General Partner Interests, dated as of the even date herewith, made by ATSC GP in favor of the Administrative Agent, substantially in the form of Exhibit G-2 attached hereto.
   -----------

          "Assignment of Limited Partner Interests" shall mean that certain
           ---------------------------------------
Assignment of Limited Partner Interests, dated as of even date herewith, made by ATSC LP in favor of the Administrative Agent, substantially in the form of Exhibit G-3 attached hereto.
-----------

          "ATS" shall mean American Tower Systems, L.P., a Delaware limited
           ---
partnership, and a wholly-owned Subsidiary of the Borrower.

          "ATS (Delaware)" shall mean American Tower Systems (Delaware), Inc., a
           --------------
Delaware corporation, and a wholly-owned Subsidiary of the Borrower.

          "ATS Facility A Loan Agreement" shall mean that certain ATS Facility A
           -----------------------------
Loan Agreement dated as of the even date herewith by and among ATS, ATS (Delaware), the Administrative Agent (as defined therein) and the financial institutions parties thereto, providing for a revolving credit facility and a term credit facility, as the same may be amended, modified, restated and supplemented from time to time.

          "ATS Facility B Loan Agreement" shall mean that certain ATS Facility B
           -----------------------------
Loan Agreement dated as of the even date herewith by and among ATS, ATS (Delaware), the Administrative Agent (as defined therein) and the financial institutions parties thereto, providing for a revolving credit facility, as the same may be amended, modified, restated and supplemented from time to time.

          "ATSC GP" shall mean ATSC GP Inc., a Delaware corporation, and a
           -------
wholly-owned Subsidiary of ATSC Holding.

          "ATSC Holding" shall mean ATSC Holding Inc., a Delaware corporation,
           ------------
and a wholly-owned Subsidiary of the Borrower.

          "ATSC LP" shall mean ATSC LP Inc., a Delaware corporation, and a
           -------
wholly-owned Subsidiary of ATSC Operating.

          "ATSC Operating" shall mean ATSC Operating Inc., a Delaware
           --------------
corporation, and a wholly-owned Subsidiary of ATS (Delaware).

          "Authorized Signatory" shall mean such senior personnel of a Person as
           --------------------
may be duly authorized and designated in writing by such Person to execute documents, agreements and instruments on behalf of such Person.

          "Base Rate" shall mean, at any time, a fluctuating interest rate per
           ---------
annum equal to the higher of (a) the rate of interest quoted from time to time by the Administrative Agent as its "prime rate" or "base rate" and (b) the
                                    ----------      ---------
Federal Funds Rate plus one and one-half percent (1.50%).  The Base Rate is not
                   ----
necessarily the lowest rate of interest charged by the Administrative Agent in connection with extensions of credit.

          "Base Rate Advance" shall mean an Advance which the Borrower requests
           -----------------
to be made as a Base Rate Advance or is reborrowed as a Base Rate Advance, in accordance with the provisions of Section 2.2 hereof, and which shall be in a principal amount of at least $1,000,000 and in an integral multiple of $500,000.

          "Base Rate Basis" shall mean a simple interest rate equal to the sum
           ---------------
of (i) the Base Rate, plus (ii) two and one-half percent (2.50%).  The Base Rate
                      ----
Basis shall be adjusted automatically as of the opening of business on the effective date of each change in the Base Rate to account for such change.

          "Borrower" shall mean American Tower Corporation, a Delaware
           --------
corporation.

          "Business Day" shall mean a day on which banks and foreign exchange
           ------------
markets are open for the transaction of business required for this Agreement in Houston, Texas, New York, New York and London, England, as relevant to the determination to be made or the action to be taken.

          "Capital Expenditures" shall mean, for any period, expenditures
           --------------------
(including, without limitation, the aggregate amount of Capitalized Lease Obligations required to be paid during such period) incurred by any Person to acquire or construct fixed assets, plant and equipment (including, without limitation, renewals, improvements and replacements, but excluding repairs and maintenance) during such period, that would be required to be capitalized on the balance sheet of such Person in accordance with GAAP.

          "Capital Stock" shall mean, as applied to any Person, any capital
           -------------
stock of such Person, regardless of class or designation, and all warrants, options, purchase rights, conversion or exchange rights, voting rights, calls or claims of any character with respect thereto.

          "Capitalized Lease Obligation" shall mean that portion of any
           ----------------------------
obligation of a Person as lessee under a lease which at the time would be required to be capitalized on the balance sheet of such lessee in accordance with GAAP.

          "Certificate of Financial Condition" shall mean a certificate,
           ----------------------------------
substantially in the form of Exhibit A attached hereto, signed by the chief
                             ---------
financial officer of the Borrower, together with any schedules, exhibits or annexes appended thereto.

          "Change of Control" shall mean (a) the failure of the Borrower to own,
           -----------------
directly or indirectly, one hundred percent (100%) of the ownership interests of ATS and ATS (Delaware), (b) the failure of ATS (Delaware) to own, directly or indirectly, one hundred percent (100%) of the ownership interests of ATSC Operating and ATSC Holding (unless such Persons are merged into ATS (Delaware)),
(c) the sale, lease, transfer, in one or a series of related transactions, of all or substantially all of the Borrower's assets to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act), other than to any wholly-owned, directly or indirectly, Subsidiary, (d) the adoption of a plan relating to the liquidation or dissolution of the Borrower, (e) the acquisition, directly or indirectly, by any

Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) of forty percent (40%) or more of the voting power of the voting stock of the Borrower by way of merger or consolidation or otherwise, and such Persons own more voting power than the Principal Shareholders, or (f) the Continuing Directors cease for any reason to constitute a majority of the directors of the Borrower then in office.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from
           ----
time to time.

          "Collateral" shall mean any property of any kind constituting
           ----------
collateral for the Obligations under any of the Security Documents.

          "Commitment" shall mean the several obligations of the Lenders to fund
           ----------
their respective portion of the Loans to the Borrower in accordance with their respective Commitment Ratios in the aggregate sum of up to $150,000,000, pursuant to the terms hereof, as such obligations may be reduced from time to time pursuant to the terms hereof.

          "Commitment Ratios" shall mean the percentages in which the Lender are
           -----------------
severally bound to fund their respective portion of Advances to the Borrower under the Commitment, which are set forth below (together with dollar amounts) (and which may change from time to time in accordance with Section 11.5 hereof):

                                                         Approximate               Dollar
Lender                                                    Percentage             Commitment
------                                                    ----------             ----------
Toronto Dominion (Texas), Inc.                            48.66666667%        $ 73,000,000.00
General Electric Capital Corporation                      10.00000000%        $ 15,000,000.00
Chase Securities, Inc.                                     6.66666667%        $ 10,000,000.00
Bank of Montreal, Chicago Branch                           6.66666667%        $ 10,000,000.00
ING High Income Principal Preservation Fund                6.66666667%        $ 10,000,000.00
 Holdings, LDC
Octagon Loan Trust                                         6.66666667%        $ 10,000,000.00
Credit Lyonnais New York Branch                            3.33333333%        $  5,000,000.00
Union Bank of California, N.A.                             3.33333333%        $  5,000,000.00
Debt Strategies Fund, Inc.                                 2.66666667%        $  4,000,000.00
Debt Strategies Fund II, Inc.                              2.66666667%        $  4,000,000.00
Senior High Income Portfolio, Inc.                         2.66666667%        $  4,000,000.00

TOTAL                                                            $100%        $150,000,000.00
=====                                                            =====        ===============

          "Communications Act" shall mean the Communications Act of 1934, and
           ------------------
any similar or successor federal statute, and the rules and regulations of the FCC thereunder, all as the same may be in effect from time to time.

          "Continuing Director" shall mean any member of the Board of Directors
           -------------------
of the Borrower who (i) is a member of that Board of Directors on the Agreement Date or (ii) was nominated for election by either (a) one or more of the Principal Shareholders (or a Related Party thereof) or (b) the Board of Directors a majority of whom were directors at the Agreement Date or whose election or nomination for election was previously approved by one or more of the Principal Shareholders or such directors.

          "Default" shall mean any Event of Default, and any of the events
           -------
specified in Section 8.1 hereof, regardless of whether there shall have occurred any passage of time or giving of notice, or both, that would be necessary in order to constitute such event an Event of Default.

          "Default Rate" shall mean a simple per annum interest rate equal to
           ------------
the sum of (a) the Base Rate and (b) four and one-half percent (4.5%).

          "Employee Pension Plan" shall mean any Plan which is maintained by the
           ---------------------
Borrower, any of its Subsidiaries or any ERISA Affiliate.

          "Environmental Laws" shall mean all applicable federal, state or local
           ------------------
laws, statutes, rules, regulations or ordinances, codes, common law, consent agreements, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder relating to public health, safety or the pollution or protection of the environment, including, without limitation, those relating to releases, discharges, emissions, spills, leaching, or disposals to air, water, land or ground water, to the withdrawal or use of ground water, to the use, handling or disposal of polychlorinated biphenyls, asbestos or urea formaldehyde, to the treatment, storage, disposal or management of hazardous substances (including, without limitation, petroleum, crude oil or any fraction thereof, or other hydrocarbons), pollutants or contaminants, to exposure to toxic, hazardous or other controlled, prohibited, or regulated substances, including, without limitation, any such provisions under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. (S) 9601 et seq.), or the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. (S) 6901 et seq.).

           "ERISA" shall mean the Employee Retirement Income Security Act of
            -----
1974, as in effect from time to time.

          "ERISA Affiliate" shall mean any Person, including a Subsidiary or an
           ---------------
Affiliate of the Borrower, that is a member of any group of organizations of which the Borrower is a member and which is covered by a Plan.

          "Eurodollar Reserve Percentage" shall mean the percentage which is in
           -----------------------------
effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System, as such regulation may be amended from time to time, as the maximum reserve requirement applicable with respect to Eurocurrency Liabilities (as that term is defined in Regulation D), whether or not any Lender has any such Eurocurrency Liabilities subject to such reserve requirement at that time.

          "Event of Default" shall mean any of the events specified in Section
           ----------------
8.1 hereof; provided, however, that any requirement for notice or lapse of time,
            --------  -------
or both, has been satisfied.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as
           ------------
amended.

          "FCC" shall mean the Federal Communications Commission, or any other
           ---
similar or successor agency of the federal government administering the Communications Act.

          "Federal Funds Rate" shall mean, as of any date, the weighted average
           ------------------
of the rates on overnight federal funds transactions with the members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three (3) federal funds brokers of recognized standing selected by the Administrative Agent.

          "GAAP" shall mean, as in effect from time to time, generally accepted
           ----
accounting principles in the United States, consistently applied.

          "Guaranty" or "Guaranteed," as applied to an obligation, shall mean
           --------      ----------
and include (a) a guaranty, direct or indirect, in any manner, of all or any part of such obligation, and (b) any agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, any reimbursement obligations as to amounts drawn down by beneficiaries of outstanding letters of credit or capital call requirements; provided, however,
                                                            --------  -------
that the term "Guarantee" shall not include guarantees entered into in the ordinary course of business, including, without limitation, the New Tower Operation Business, not involving Indebtedness for Money Borrowed.

          "Indebtedness" shall mean, with respect to any Person, and without
           ------------
duplication, (a) all items, except items of shareholders' and partners' equity or capital stock or surplus or general contingency or deferred tax reserves, which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person, including, without limitation, with respect to any secured non-recourse obligations of such Person, the higher of the book value or fair market value of the property or asset securing such obligation (if less than the amount of such obligation), (b) all direct or indirect obligations of any other Person secured by any Lien to which any property or asset owned by such Person is subject, but only to the extent of the higher of the fair market value or the book value of the property or asset subject to such Lien (if less than the amount of such obligation), if the obligation secured thereby shall not have been assumed, (c) to the extent not otherwise included, all Capitalized Lease Obligations of such Person and all obligations of such Person with respect to leases constituting part of a sale and lease-back arrangement, (d) all reimbursement obligations with respect to outstanding letters of credit, (e) to the extent not otherwise included, all obligations subject to Guaranties of such Person or its Subsidiaries, and (f) all obligations of such Person under Interest Hedge Agreements; provided,
                                                                --------
however, that the Intracoastal Notes shall not be deemed to be, and shall be
-------
excluded from, Indebtedness.

          "Indebtedness for Money Borrowed" shall mean, with respect to any
           -------------------------------
Person, Indebtedness for money borrowed and Indebtedness represented by notes payable and drafts accepted representing extensions of credit, all obligations evidenced by bonds, debentures, notes or other similar instruments, all Indebtedness upon which interest charges are customarily paid (other than trade payables arising in the ordinary course of business, but only if and so long as such accounts are payable on customary trade terms), all Capitalized Lease Obligations, all reimbursement obligations with respect to outstanding letters of credit, all Indebtedness issued or assumed as full or partial payment for property or services (other than trade payables arising in the ordinary course of business, but only if and so long as such accounts are payable on customary trade terms), whether or not any such notes, drafts, obligations or Indebtedness represent Indebtedness for money borrowed, and, without duplication, Guaranties of any of the foregoing; provided, however, that the Intracoastal Notes shall
                         --------  -------
not be deemed to be, and shall be excluded from, Indebtedness. For purposes of this definition, interest which is accrued but not paid on the scheduled due date for such interest shall be deemed Indebtedness for Money Borrowed.

          "Indemnitee" shall have the meaning ascribed thereto in Section 5.11
           ----------
hereof.

          "Intercreditor Agreement" shall mean that certain Intercreditor
           -----------------------
Agreement dated as of the even date herewith among the Lenders, the Administrative Agent, and the Banks and the Administrative Agent under each of the ATS Facility A Loan Agreement and the ATS Facility B Loan Agreement.

          "Interest Hedge Agreements" shall mean the obligations of any Person
           -------------------------
pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

          "Interest Period" shall mean (a) in connection with any Base Rate
           ---------------
Advance, the period beginning on the date such Advance is made and ending on the last day of the calendar quarter in which such Advance is made, provided,
                                                                --------
however, that if a Base Rate Advance is made on the last day of any calendar
-------
quarter, it shall have an Interest Period ending on, and its Payment Date shall be, the last day of the following calendar quarter, and (b) in connection with any LIBOR Advance, the term of such Advance selected by the Borrower or otherwise determined in accordance with this Agreement. Notwithstanding the foregoing, however, (i) any applicable Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless, with respect to LIBOR Advances only, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any applicable Interest Period, with respect to LIBOR Advances only, which begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period is to end shall (subject to clause (i) above) end on the last day of such calendar month, and (iii) the Borrower shall not select an Interest Period which extends beyond the Maturity Date or such earlier date as would interfere with the Borrower's repayment obligations under Section 2.4 hereof. Interest shall be due and payable with respect to any Advance as provided in Section 2.3 hereof.

          "Interest Rate Basis" shall mean the Base Rate Basis or the LIBOR
           -------------------
Basis, as appropriate.

          "Interim Financing" shall mean the Redeemable Pay-In-Kind Preferred
           -----------------
Stock referred to in the Private Placement Memorandum, dated as of May 28, 1998 (a true and correct copy of which has been delivered to the Administrative Agent) and shall include the Exchange Preferred (as defined therein).

          "Intracoastal Notes" shall mean the partially non-recourse notes of
           ------------------
ATS (a true and complete copy of which has been delivered to the Administrative Agent), in the aggregate principal amount of $12,000,000, issued or to be issued by the ATS in connection with the merger of Intracoastal Broadcasting, Inc., a Delaware corporation, into ATS (Delaware).

          "Investment" shall mean any investment or loan by the Borrower or any
           ----------
Restricted Subsidiary in or to any Person which Person, (a) after giving to such investment or loan, is not consolidated with the Borrower and the Restricted Subsidiaries in accordance with GAAP, or (b) is designated as an Unrestricted Subsidiary in accordance with the terms hereof.

          "known to the Borrower" or "to the knowledge of the Borrower" shall
           ---------------------      --------------------------------
mean known by or reasonably should have been known by the executive officers of the Borrower (which shall include, without limitation, the chief executive officer, the chief operating officer, if any, the chief financial officer, the general counsel and any vice president of the Borrower).

          "Lenders" shall mean the Persons whose names appear as "Lenders" on
           -------
the signature pages hereof and any other Person which becomes a "Lender" hereunder after the Agreement Date; and "Lender" shall mean any one of the foregoing Lenders.

          "LIBOR" shall mean, for any Interest Period, the average of the
           -----
interest rates per annum at which deposits in United States Dollars for such Interest Period are offered to the Administrative Agent in the Eurodollar market at approximately 11:00 a.m. (London, England time) two (2) Business Days before the first day of such Interest Period, in an amount approximately equal to the principal amount of, and for a length of time approximately equal to the Interest Period for, the LIBOR Advance sought by the Borrower.

          "LIBOR Advance" shall mean an Advance which the Borrower requests to
           -------------
be made as a LIBOR Advance or which is reborrowed as a LIBOR Advance, in accordance with the provisions of Section 2.2 hereof, and which shall be in a principal amount of at least $5,000,000 and in an integral multiple of $1,000,000.

          "LIBOR Basis" shall mean a simple per annum interest rate (rounded
           -----------
upward, if necessary, to the nearest one-hundredth (1/100th) of one percent (1%)) equal to the sum of (a) the quotient of (i) the LIBOR, divided by (ii) one
                                                             -------
minus the Eurodollar Reserve Percentage, if any, stated as a decimal, plus (b)
-----                                                                 ----
three and one-half percent (3.50%). The LIBOR Basis shall apply to Interest Periods of one (1), two (2), three (3), or six (6) months, and, once determined, shall remain unchanged during the applicable Interest Period, except for changes to reflect adjustments in the Eurodollar Reserve Percentage. The LIBOR Basis for any LIBOR Advance shall be adjusted as of the effective date of any change in the Eurodollar Reserve Percentage.

          "Licenses" shall mean any telephone, microwave, radio transmissions,
           --------
personal communications or other license, authorization, certificate of compliance, franchise, approval or permit, whether for the construction, the ownership or the operation of any communications tower facilities, granted or issued by the FCC and held by the Borrower or any of its Restricted Subsidiaries, all of which as of the Agreement Date are listed on Schedule 1
                                                                  ----------
attached hereto.

          "Lien" shall mean, with respect to any property, any mortgage, lien,
           ----
pledge, negative pledge or other agreement not to pledge, assignment, charge, security interest, title retention agreement, levy, execution, seizure, attachment, garnishment or other encumbrance of any kind in respect of such property, whether created by statute, contract, the common law or otherwise, and whether or not choate, vested or perfected.

          "Loan Documents" shall mean this Agreement, the Notes, the Pledge
           --------------
Agreement, the Security Agreement, the Subsidiary Security Agreements, the Subsidiary Guaranties, the Subsidiary Pledge Agreements, the Assignment of General Partner Interests, the Assignment of Limited Partner Interests, the Intercreditor Agreement, the Subordination Agreement, all fee letters, all Requests for Advance, all Interest Hedge Agreements between the Borrower, on the one hand, and the Administrative Agent and the Lenders, or any of them, on the other hand, and all other documents and agreements executed or delivered by the Borrower or its Restricted Subsidiaries in connection with or contemplated by this Agreement; provided, however, that the Loan Documents shall exclude, except
                --------  -------
as otherwise specifically provided herein, the "Loan Documents" under the ATS Facility A Loan Agreement and the ATS Facility B Loan Agreement.

          "Loan-Purchase Agreement" shall mean any agreement or related
           -----------------------
agreements between the Borrower or any Restricted Subsidiary and any other Person pursuant to the terms of which (a) the Borrower or such Restricted Subsidiary has made a loan to such Person permitted by Section 7.6(d) hereof and
(b) the Borrower or such Restricted Subsidiary shall agree to acquire all or substantially all of the assets of such Person within the twelve (12) calendar month period immediately following the date of such agreement.

          "Loans" shall mean, collectively, the amounts advanced by the Lenders
           -----
to the Borrower under the Commitment, not to exceed the Commitment, and evidenced by the Notes.

          "Majority Lenders" shall mean Lenders the total of whose Loans
           ----------------
outstanding equals or exceeds sixty percent (60%) of the total principal amount of the Loans then outstanding of all Lenders entitled to vote hereunder.

          "Materially Adverse Effect" shall mean (a) any material adverse effect
           -------------------------
upon the business, assets, business prospects, liabilities, financial condition, results of operations or properties of the Borrower and its Restricted Subsidiaries, as a whole, or (b) a material adverse effect upon the binding nature, validity, or enforceability of this Agreement and the Notes, or upon the ability of the Borrower and its Restricted Subsidiaries to perform the payment obligations or other material obligations under this Agreement or any other Loan Document, or upon the value of the Collateral or upon the rights, benefits or interests of the Lenders in and to the Loans or the rights of the Administrative Agent and the Lenders in the Collateral; in either case, whether resulting from any single act, omission, situation, status, event or undertaking, or taken together with other such acts, omissions, situations, statuses, events or undertakings.

          "Maturity Date" shall mean December 16, 2006, or, as the case may be,
           -------------
such earlier date as payment of the Obligations shall be due (whether by acceleration, reduction of the Commitment to zero or otherwise).

          "Multiemployer Plan" shall mean a multiemployer pension plan as
           ------------------
defined in Section 3(37) of ERISA to which the Borrower, any of its Subsidiaries or any ERISA Affiliate is or has been required to contribute.

          "Necessary Authorizations" shall mean all approvals and licenses from,
           ------------------------
and all filings and registrations with, any governmental or other regulatory authority, including, without limiting the foregoing, the Licenses and all approvals, licenses, filings and registrations under the Communications Act, necessary in order to enable the Borrower and its Restricted Subsidiaries to own, construct, maintain, and operate communications tower facilities and to invest in other Persons who own, construct, maintain, manage and operate communications tower facilities.

          "Net Income" shall mean, for the Borrower and its Restricted
           ----------
Subsidiaries on a consolidated basis, for any period, net income determined in accordance with GAAP.

          "New Towers" shall mean any communications tower constructed by the
           ----------
Borrower or any of its Restricted Subsidiaries after (or not yet completed as of) the Agreement Date. For purposes of this definition, a communications tower shall be deemed "completed" as of the date one bona fide customer uses communications equipment installed on such tower and shall not be considered a "New Tower" after the end of the twelfth (12/th/) calendar month following the month of completion.

          "New Tower Operation Business" shall mean the operation by the
           ----------------------------
Borrower and its Restricted Subsidiaries of New Towers.

           "Non-U.S. Bank" shall have the meaning ascribed to such term in
            -------------
Section 2.5(a) hereof.

          "Notes" shall mean, collectively, those certain promissory notes in
           -----
the aggregate original principal amount of $150,000,000, and issued to each of the Lenders by the Borrower, each one substantially in the form of Exhibit B
                                                                   ---------
attached hereto, any other promissory note issued by the Borrower to evidence the Loans pursuant to this Agreement, and any extensions, renewals, or amendments to, or replacements of, the foregoing.

          "Obligations" shall mean all payment and performance obligations of
           -----------
every kind, nature and description of the Borrower, its Restricted Subsidiaries, and any other obligors to the Lenders, or the Administrative Agent, or any of them, under this Agreement and the other Loan Documents (including any interest, fees and other charges on the Loans or otherwise under the Loan Documents that would accrue but for the filing of a bankruptcy action with respect to the Borrower, whether or not such claim is allowed in such bankruptcy action), as they may be amended from time to time, or as a result of making the Loans, whether such obligations are direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, arising by operation of law or otherwise, now existing or hereafter arising.

          "Operating Cash Flow (New Towers)" shall mean, with respect to the
           --------------------------------
Borrower and its Restricted Subsidiaries on a consolidated basis as of the end of any period, (a) the sum of (i) operating revenues of the Borrower and its Restricted Subsidiaries in connection with the New Tower Operation Business of the Borrower and its Restricted Subsidiaries, plus (ii) Unrestricted Subsidiary
                                              ----
Distributions with respect to businesses of such Persons of the same type as the New Tower Operation Business during such period, minus (b) operating expenses
                                                 -----
attributable to such New Tower Operation Business for such period. In the case of determining Operating Cash Flow (New Towers) under Section 7.8 hereof following an Acquisition of a New Tower Operation Business permitted hereunder, Operating Cash Flow (New Towers) shall include the Acquisition Operating Cash Flow. For purposes of calculating Operating Cash Flow (New Towers) in connection with any Advance for an Acquisition of a New Tower Operation Business, Operating Cash Flow (New Towers) as of the last day of the immediately preceding calendar month end shall include "operating cash flow (new towers)" for the Acquisition of a New Tower Operation Business for the same period after giving effect to adjustments reasonably satisfactory to the Administrative Agent. For purposes of this definition, Operating Cash Flow (New Towers) shall include the foregoing items (each calculated in a manner substantially similar to the financial statements required to be delivered pursuant to Sections 6.1 and 6.2 hereof and otherwise in all respects reasonably satisfactory to the Administrative Agent) with respect to any Person with whom the Borrower has entered into a Loan-Purchase Agreement; provided, however, that
                                                         --------  -------
with respect to any such Person such items shall not be included for any period exceeding twelve (12) calendar months unless such Person becomes a Restricted Subsidiary of the Borrower.

          "Operating Cash Flow (Towers)" shall mean, with respect to the
           ----------------------------
Borrower and its Restricted Subsidiaries on a consolidated basis as of the end of any period, (a) the sum of (i) operating revenues of the Borrower and its Restricted Subsidiaries in connection with the Tower Operation Business of the Borrower and its Restricted Subsidiaries, plus (ii) Unrestricted Subsidiary
                                          ----
Distributions with respect to businesses of such Persons of the same type as the Tower Operation Business during such period, minus (b) operating expenses
                                             -----
attributable to such Tower Operation Business for such period. In the case of determining Operating Cash Flow (Towers) under Section 7.8 hereof following an Acquisition of a Tower Operation Business permitted hereunder, Operating Cash Flow (Towers) shall include the Acquisition Operating Cash Flow. For purposes of calculating Operating Cash Flow (Towers) in connection with any Advance for an Acquisition of a Tower Operation Business, Operating Cash Flow (Towers) as of the last day of the immediately preceding calendar month end shall include "operating cash flow (towers)" for the Acquisition of a Tower Operation
Business for the same period after giving effect to adjustments reasonably satisfactory to the Administrative Agent. For purposes of this definition, Operating Cash Flow (Towers) shall include the foregoing items (each calculated in a manner substantially similar to the financial statements required to be delivered pursuant to Sections 6.1 and 6.2 hereof and otherwise in all respects reasonably satisfactory to the Administrative Agent) with respect to any Person with whom the Borrower has entered into a Loan-Purchase Agreement; provided,
                                                                   --------
however, that with respect to any such Person such items shall not be included
-------
for any period exceeding twelve (12) calendar months unless such Person becomes a Restricted Subsidiary of the Borrower.

          "Operating Cash Flow (Other Business)" shall mean, with respect to the
           ------------------------------------
Borrower and its Restricted Subsidiaries on a consolidated basis as of the end of any period, (a) the sum of (i) operating revenues of the Borrower and its Restricted Subsidiaries in connection with the Other Operations of the Borrower and its Restricted Subsidiaries, plus (ii) Unrestricted Subsidiary Distributions
                                 ----
with respect to businesses of such Persons of the same type as the Other Operations during such period, minus (b) operating expenses attributable to such
                               -----
Other Operations for such period. In the case of determining Operating Cash Flow (Other Business) under Section 7.8 hereof following an Acquisition of Other Operations permitted hereunder, Operating Cash Flow (Other Business) shall include the Acquisition Operating Cash Flow (Other Business). For purposes of calculating Operating Cash Flow (Other Business) in connection with any Advance for an Acquisition of Other Operations, Operating Cash Flow (Other Business) as of the last day of the immediately preceding calendar month end shall include "operating cash flow (other business)" for the Acquisition of Other Operations for the same period after giving effect to adjustments reasonably satisfactory to the Administrative Agent.

          "Other Operations" shall mean all businesses of the Borrower (other
           ----------------
than the Tower Operations Business and the New Tower Operation Business), including, without limitation, the video, voice and data transmission business and the site acquisition business.

          "Payment Date" shall mean the last day of any Interest Period.
           ------------

          "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any
           ----
successor thereto.

          "Permitted Liens" shall mean, as applied to any Person:
           ---------------

                (a) any Lien in favor of the Administrative Agent or the Collateral Agent (as defined in the ATS Facility A Loan Agreement) given to secure the Obligations, the "Obligations" under the ATS Facility A Loan Agreement, and the "Obligations" under the ATS Facility B Loan Agreement;

                (b) (i) Liens on real estate or other property for taxes, assessments, governmental charges or levies not yet delinquent and (ii) Liens for taxes, assessments, judgments, governmental charges or levies or claims the non-payment of which is being diligently contested in good faith by appropriate proceedings and for which adequate reserves have been set aside on such Person's books, but only so long as no foreclosure, distraint, sale or similar proceedings have been commenced with respect thereto;

                (c) Liens of carriers, warehousemen, mechanics, vendors, (solely to the extent arising by operation of law) laborers and materialmen incurred in the ordinary course of business for sums not yet due or being diligently contested in good faith, if reserves or appropriate provisions shall have been made therefor;

                (d) Liens incurred in the ordinary course of business in connection with worker's compensation and unemployment insurance, social security obligations, assessments or government charges which are not overdue for more than sixty (60) days;

                (e) restrictions on the transfer of the Licenses or assets of the Borrower or its Restricted Subsidiaries imposed by any of the Licenses as presently in effect or by the Communications Act and any regulations thereunder;

                (f) easements, rights-of-way, zoning restrictions, licenses, reservations or restrictions on use and other similar encumbrances on the use of real property which do not materially interfere with the ordinary conduct of the business of such Person or the use of such property;

                (g) Liens arising by operation of law in favor of purchasers in connection with any asset sale permitted hereunder; provided, however, that such
                                                    --------  -------
Lien only encumbers the property being sold.

                (h) Liens reflected by Uniform Commercial Code financing statements filed in respect of Capitalized Lease Obligations permitted pursuant to Section 7.1 hereof and true leases of any Restricted Subsidiary;

                (i) Liens to secure performance of statutory obligations, surety or appeal bonds, performance bonds, bids or tenders;

                (j) judgment Liens which do not result in an Event of Default under Section 8.1 (h) hereof;

                (k) Liens in connection with escrow deposits made in connection with Acquisitions permitted hereunder;

                (l) additional Liens on assets of Restricted Subsidiaries securing Indebtedness which does not in the aggregate outstanding at any time exceed $500,000; and

                (m) Liens of nature contemplated by the penultimate sentence of
Section 5.12 hereof.

          "Person" shall mean an individual, corporation, limited liability
           ------
company, association, partnership, joint venture, trust or estate, an unincorporated organization, a government or any agency or political subdivision thereof, or any other entity.

          "Plan" shall mean an employee benefit plan within the meaning of
           ----
Section 3(3) of ERISA or any other employee benefit plan maintained for employees of any Person or any affiliate of such Person.

          "Pledge Agreement" shall mean that certain Pledge Agreement dated as
           ----------------
of even date herewith between the Borrower and the Administrative Agent, substantially in the form of Exhibit C attached hereto, pursuant to which the
                             ---------
Borrower has pledged to the Administrative Agent for the ratable benefit of the Lenders all of the Borrower's stock ownership and/or any partnership interests in each of its directly owned Subsidiaries.

          "Principal Shareholders" shall mean (a) Steven B. Dodge, (b) the legal
           ----------------------
heirs of Steven B. Dodge, (c) Thomas H. Stoner, (d) the legal heirs of Thomas H. Stoner, and (e) any Person the securities of which would be deemed to be beneficially owned by any of the foregoing pursuant to the provisions of Rule 13(d)(3) under the Exchange Act.

          "Prior Loan Agreement" shall mean that certain Amended and Restated
           --------------------
Loan Agreement dated as of October 15, 1997 by and among American Tower Systems, Inc., as Borrower, the financial institutions parties hereto, as Banks, and Toronto Dominion (Texas), Inc., as Administrative Agent, as amended by that certain First Amendment to Amended and Restated Loan Agreement dated as of December 31, 1997, that certain Assumption Agreement, dated as of January 21, 1998, that certain Second Amendment to Amended and Restated Loan Agreement dated as of March 27, 1997, and that certain Third Amendment to Amended and Restated Loan Agreement dated as of May 11, 1998.

          "Projections" shall have the meaning ascribed thereto in Section
           -----------
4.1(r) hereof.

          "Register" shall have the meaning ascribed to such term in Section
           --------
11.5(h) hereof.

          "Registered Noteholder" shall mean each Non-U.S. Bank that requests or
           ---------------------
holds a Registered Note pursuant to Section 2.5(a) hereof or registers its Loans pursuant to Section 11.5(h) hereof.

          "Registered Notes" shall mean those certain Notes that have been
           ----------------
issued in registered form in accordance with Sections 2.5(a) and 11.5(h) hereof and each of which bears the following legend: "This is a Registered Note, and this Registered Note and the Loans evidenced hereby may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer on the Register and in compliance with all other requirements provided for in the ATS Facility A Loan Agreement."

          "Regulations" shall have the meaning ascribed thereto in Section
           -----------
4.1(n) hereof.

          "Reportable Event" shall mean, with respect to any Employee Pension
           ----------------
Plan, an event described in Section 4043(b) of ERISA.

          "Request for Advance" shall mean a certificate designated as a
           -------------------
"Request for Advance," signed by an Authorized Signatory of the Borrower requesting an Advance hereunder, which shall be in substantially the form of Exhibit D attached hereto, and shall, among other things, (i) specify the date
---------
of the Advance, which shall be a Business Day, the amount of the Advance, the type of Advance (Eurodollar or Base Rate), and, with respect to LIBOR Advances, the Interest Period selected by the Borrower, and (ii) state that there shall not exist, on the date of the requested Advance and after giving effect thereto, a Default, as of the date of such Advance and after giving effect thereto.

          "Restricted Payment" shall mean any direct or indirect distribution,
           ------------------
dividend or other payment to any Person (other than to the Borrower or any Restricted Subsidiary of the Borrower) on account of any general or limited partnership interest in, or shares of Capital Stock or other securities of, the Borrower or any of its Restricted Subsidiaries (other than dividends payable solely in general or limited partnership interests or stock of such Person and stock splits), including, without limitation, any direct or indirect distribution, dividend or other payment to any Person (other than to the Borrower or any Restricted Subsidiary) on account of any warrants or other rights or options to acquire shares of Capital Stock of the Borrower or any of its Restricted Subsidiaries, it being understood that the payment of fees in connection with the Interim Financing shall not be deemed to be a Restricted Payment.

          "Restricted Subsidiary" shall mean any Subsidiary of the Borrower
           ---------------------
other than an Unrestricted Subsidiary. The Restricted Subsidiaries as of the Agreement Date are as set forth on Schedule 2 attached hereto.
                                   ----------

          "Sconnix Note" shall mean the note of Sconnix Broadcasting Company, a
           ------------
New Hampshire limited partnership (a true and correct copy of which has been delivered to the Administrative Agent), in the principal amount of $12,000,000, acquired or to be acquired by ATS (Delaware) in connection with the merger of Intracoastal Broadcasting, Inc., a Delaware corporation, into ATS (Delaware).

          "Security Agreement" shall mean that certain Security Agreement dated
           ------------------
as of even date herewith, made by the Borrower in favor of the Administrator Agent for the ratable benefit of the Lenders, substantially in the form of Exhibit E attached hereto.
---------

          "Security Documents" shall mean the Pledge Agreement, the Subsidiary
           ------------------
Guaranties, all Subsidiary Pledge Agreements, Assignment of General Partner Interests, each Assignment of Limited Partner Interests, the Security Agreement, all Subsidiary Security Agreements, Intercreditor Agreement, Subordination Agreement, any other agreement or instrument providing collateral for the Obligations whether now or hereafter in existence, and any filings, instruments, agreements, and documents related thereto or to this Agreement, and providing the Administrative Agent, for the benefit of the Lenders, with Collateral for the Obligations.

          "Security Interest" shall mean all Liens in favor of the
           -----------------
Administrative Agent, for the benefit of the Lenders, created hereunder or under any of the Security Documents to secure the Obligations.

          "Separation Obligations" shall mean the obligations of the Borrower to
           ----------------------
reimburse CBS Corporation for certain tax and other obligations relating to the separation of the Borrower from American Radio Systems as set forth on Schedule
                                                                       --------
3 attached hereto.
-

          "Subordination Agreement" shall mean, collectively, (a) that certain
           -----------------------
Subordination Agreement dated as of even date herewith among ATSC Operating, ATSC LP and the Administrative Agent, and (b) that certain Subordination Agreement dated as of even date herewith among ATSC Holding, ATSC GP and the Administrative Agent.

          "Subsidiary" shall mean, as applied to any Person, (a) any corporation
           ----------
of which more than fifty percent (50%) of the outstanding stock (other than directors' qualifying shares) having ordinary voting power to elect a majority of its board of directors, regardless of the existence at the time of a right of the holders of any class or classes of securities of such corporation to exercise such voting power by reason of the happening of any contingency, or any partnership of which more than fifty percent (50%) of the outstanding partnership interests, is at the time owned directly or indirectly by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person, or (b) any other entity which is directly or indirectly controlled or capable of being controlled by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person.

          "Subsidiary Guaranty" shall mean that certain Subsidiary Guaranty
           -------------------
dated as of even date herewith, in favor of the Administrative Agent and the Lenders, given by each Restricted Subsidiary, substantially in the form of Exhibit F attached hereto, and shall include any similar agreements executed
---------
pursuant to Section 5.12 hereof.

          "Subsidiary Pledge Agreement" shall mean that certain Subsidiary
           ---------------------------
Pledge Agreement dated as of even date herewith made by each Restricted Subsidiary having one or more of its own Subsidiaries, on the one hand, in favor of the Administrative Agent, on the other hand, substantially in the form Exhibit G-1 attached hereto, and shall include any similar agreements executed
-----------
pursuant to Section 5.12 hereof.

     "Subsidiary Security Agreement" shall mean that certain Subsidiary Security
      -----------------------------
Agreement dated as of even date herewith between each Restricted Subsidiary, on the one hand, and the Administrative Agent, (on behalf of itself and the Lenders), on the other hand, substantially in the form of Exhibit H attached
                                                          ---------
hereto, and shall include any similar agreements executed pursuant to Section
5.12 hereof.

     "Total Debt" shall mean, for the Borrower and the Restricted Subsidiaries
      ----------
on a consolidated basis as of any date, the sum (without duplication) of (i) the outstanding principal amount of the Loans, (ii) the aggregate amount of Capitalized Lease Obligations and Indebtedness for Money Borrowed (including, without limitation, Indebtedness under the ATS Facility A Loan Agreement and the ATS Facility B Loan Agreement) of such Persons, and (iii) the aggregate amount of all Guarantees of such Persons of Indebtedness for Money Borrowed.

     "Total Leverage Ratio" shall mean, as of any date, the ratio of (a) the
      --------------------
Total Debt on such date to (b) Annualized Operating Cash Flow.

     "Tower Operation Business" shall mean the ownership, leasing and tower
      ------------------------
management businesses of the Borrower and its Restricted Subsidiaries.

     "Unrestricted Subsidiary" shall mean any Subsidiary of the Borrower or any
      -----------------------
joint venture (which may represent a minority interest) between the Borrower and/or any of its Subsidiaries and any other Person, in each case, which the Borrower has heretofore designated or hereafter designates as an Unrestricted Subsidiary by written notice to the Administrative Agent and the Lenders prior to the formation or acquisition of such Subsidiary or joint venture. Notwithstanding the foregoing, no Restricted Subsidiary may be re-designated as an Unrestricted Subsidiary without the prior consent of the Majority Lenders. The Unrestricted Subsidiaries as of the Agreement Date are as set forth on
Schedule 2 attached hereto.  All Subsidiaries of any Unrestricted Subsidiary,
----------
now or hereafter existing, shall be Unrestricted Subsidiaries.

     "Unrestricted Subsidiary Distributions" shall mean the amount of cash
      -------------------------------------
distributions received during such period by the Borrower and its Restricted Subsidiaries from any Unrestricted Subsidiary (other than in connection with the repayment of intercompany Indebtedness).

     "U.S. Person" shall mean a citizen or resident of the United States of
      -----------
America, a corporation, partnership or other entity created or organized in or under any laws of the United States of America, or any estate or trust that is subject to Federal income taxation regardless of the source of its income.

     Each definition of an agreement in this Article 1 shall include such agreement as modified, amended or supplemented from time to time in accordance herewith.


                                ARTICLE 2 Loans


     Section 2.1  The Loans.  The Lenders agree, severally, in accordance with
                  ---------
their respective Commitment Ratios and not jointly, upon the terms and subject to the conditions of this Agreement, to lend to the Borrower, on the Agreement Date, an amount not to exceed, in the aggregate, the Commitment. Subject to the terms and conditions hereof and provided there exists no Default or Event of Default hereunder, Advances hereunder may be repaid and reborrowed from time to time to effect a change in the Interest Rate Basis or Interest Periods relating thereto; provided, however, that there shall be no increase in the principal
         --------  -------
amount outstanding under the Notes.


     Section 2.2  Manner of Borrowing and Disbursement.
                  ------------------------------------

          (a)  Choice of Interest Rate, Etc. Any Advance hereunder shall, at the
               ----------------------------
option of the Borrower, be made as a Base Rate Advance or a LIBOR Advance; provided, however, that at such time as there shall have occurred and be
--------  -------
continuing a Default hereunder, the Borrower shall not have the right to receive a LIBOR Advance. Any notice given to the Administrative Agent in connection with a requested Advance hereunder shall be given to the Administrative Agent prior to 11:00 a.m. (New York, New York time) in order for such Business Day to count toward the minimum number of Business Days required.

          (b)  Base Rate Advances.
               ------------------

               (i)  Advances.  The Borrower shall give the Administrative Agent
                    --------
     in the case of Base Rate Advances at least one (1) Business Day's irrevocable prior telephonic notice followed immediately by a Request for Advance; provided, however, that the Borrower's failure to confirm any
              --------  -------
     telephonic notice with a Request for Advance shall not invalidate any notice so given if acted upon by the Administrative Agent. Upon receipt of such notice from the Borrower, the Administrative Agent shall promptly notify each Lender by telephone or telecopy of the contents thereof.

               (ii) Repayments and Reborrowings.  The Borrower may repay or
                    ---------------------------
     prepay a Base Rate Advance without regard to its Payment Date and (A) upon at least one (1) Business Day's irrevocable prior telephonic notice followed by written notice, reborrow all or a portion of the principal amount thereof as a Base Rate Advance, (B) upon at least three (3) Business Days' irrevocable prior telephonic notice followed by written notice, reborrow all or a portion of the principal thereof as one or more LIBOR Advances, or (C) not reborrow all or any portion of such Base Rate Advance. On the date indicated by the Borrower, such Base Rate Advance shall be so repaid and, as applicable, reborrowed. The failure to give timely notice hereunder with respect to the Payment Date of any Base Rate Advance shall be considered a request for a Base Rate Advance.

          (c)  LIBOR Advances.
               --------------

               (i)  Advances.  Upon request, the Administrative Agent, whose
                    --------
     determination in absence of manifest error shall be conclusive, shall determine the available LIBOR Bases and shall notify the Borrower of such LIBOR Bases to apply for the applicable LIBOR Advance. The Borrower shall give the Administrative Agent in the case of LIBOR Advances at least three
     (3) Business Days' irrevocable prior telephonic notice followed immediately by a Request for Advance; provided, however, that the Borrower's failure to
                               --------  -------
     confirm any telephonic notice with a Request for Advance shall not invalidate any notice so given if acted upon by the Administrative Agent. Upon receipt of such notice from the Borrower, the Administrative Agent shall promptly notify each Lender by telephone or telecopy of the contents thereof.

               (ii) Repayments and Reborrowings.  At least three (3) Business
                    ---------------------------
     Days prior to the Payment Date for each LIBOR Advance, the Borrower shall give the Administrative Agent telephonic notice followed by written notice specifying whether all or a portion of such LIBOR Advance (A) is to be repaid and then reborrowed in whole or in part as one or more LIBOR Advances, (B) is to be repaid and then reborrowed in whole or in part as a Base Rate Advance, or (C) is to be repaid and not reborrowed. The failure to give such notice shall preclude the Borrower from reborrowing such Advance as a LIBOR Advance on its Payment Date and shall be considered a request for a Base Rate Advance. Upon such Payment Date such LIBOR Advance will, subject to the provisions hereof, be so repaid and, as applicable, reborrowed.

          (d)  Notification of Lenders.  Upon receipt of a Request for Advance,
               -----------------------
or a notice from the Borrower with respect to any outstanding Advance prior to the Payment Date for such Advance, the Administrative Agent shall promptly but no later than the close of business on the day of such notice notify each Lender by telephone or telecopy of the contents thereof and the amount of such Lender's portion of the Advance. Each Lender shall, not later than 12:00 noon (New York, New York time) on the date of borrowing specified in such notice, make available to the Administrative Agent at the Administrative Agent's Office, or at such account as the Administrative Agent shall designate, the amount of its portion of any Advance that represents an additional borrowing hereunder in immediately available funds.

          (e)  Disbursement.
               ------------

               (i) Prior to 2:00 p.m. (New York, New York time) on the date of an Advance hereunder, the Administrative Agent shall, subject to the satisfaction of the conditions set forth in Article 3 hereof, disburse the amounts made available to the Administrative Agent by the Lenders in like funds by (A) transferring the amounts so made available by wire transfer pursuant to the Borrower's instructions, or (B) in the absence of such instructions, crediting the amounts so made available to the account of the Borrower maintained with the Administrative Agent.

               (ii) Unless the Administrative Agent shall have received notice from a Lender prior to 12:00 noon (New York, New York time) on the date of any Advance that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Advance, the Administrative Agent may assume that such Lender has made or will make such portion available to the Administrative Agent on the date of such Advance and the Administrative Agent may in its sole discretion and in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent the Lender does not make such ratable portion available to the Administrative Agent, such Lender agrees to repay to the Administrative Agent on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at the Federal Funds Rate.

               (iii) If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's portion of the applicable Advance for purposes of this Agreement. If such Lender does not repay such corresponding amount immediately upon the Administrative Agent's demand therefor, the Administrative Agent shall notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent, with interest at the Federal Funds Rate. The failure of any Lender to fund its portion of any Advance shall not relieve any other Lender of its obligation, if any, hereunder to fund its respective portion of the Advance on the date of such borrowing, but no Lender shall be responsible for any such failure of any other Lender.

               (iv) In the event that, at any time when the Borrower is not in Default and has otherwise satisfied each of the conditions in Section 3.2 hereof, a Lender for any reason fails or refuses to fund its portion of an Advance and such failure shall continue for a period in excess of thirty
     (30) days, then, until such time as such Lender has funded its portion of such Advance (which late funding shall not absolve such Lender from any liability it may have to the Borrower), or all other Lenders have received payment in full from the Borrower (whether by repayment or prepayment) or otherwise of the principal and interest due in respect of such Advance, such non-funding Lender shall not have the right (A) to vote regarding any issue on which voting is required or advisable under this Agreement or any other Loan Document, and such Lender's portion of the Loans shall not be counted as outstanding for purposes of determining "Majority Lenders" hereunder, and (B) to receive payments of principal, interest or fees from the Borrower, the Administrative Agent or the other Lenders in respect of its portion of the Loans until all Loans of the other Lenders have been paid in full.

     Section 2.3  Interest.
                  --------

          (a)  On Base Rate Advances.  Interest on each Base Rate Advance shall
               ---------------------
be computed on the basis of a year of 365/366 days for the actual number of days elapsed and shall be payable at the Base Rate Basis for such Advance, in arrears on the applicable Payment Date. Interest on Base Rate Advances then outstanding shall also be due and payable on the Maturity Date.

          (b)  On LIBOR Advances.  Interest on each LIBOR Advance shall be
               -----------------
computed on the basis of a 360-day year for the actual number of days elapsed and shall be payable at the LIBOR Basis for such Advance, in arrears on the applicable Payment Date, and, in addition, if the Interest Period for a LIBOR Advance exceeds three (3) months, interest on such LIBOR Advance shall also be due and payable in arrears on every three-month anniversary of the beginning of such Interest Period. Interest on LIBOR Advances then outstanding shall also be due and payable on the Maturity Date.

          (c)  Interest if no Notice of Selection of Interest Rate Basis. If the
               ---------------------------------------------------------
Borrower fails to give the Administrative Agent timely notice of its selection of a LIBOR Basis, or if for any reason a determination of a LIBOR Basis for any Advance is not timely concluded, the Base Rate Basis shall apply to such Advance.

          (d)  Interest Upon Default.  Immediately upon the occurrence of an
               ---------------------
Event of Default hereunder, the outstanding principal balance of the Loans shall bear interest at the

Default Rate. Such interest shall be payable on demand by the Majority Lenders and shall accrue until the earlier of (i) waiver or cure of the applicable Event of Default, (ii) agreement by the Majority Lenders (or, if applicable to the underlying Event of Default, the Lenders) to rescind the charging of interest at the Default Rate, or (iii) payment in full of the Obligations.

          (e)  LIBOR Contracts.  At no time may the number of outstanding LIBOR
               ---------------
Advances exceed six (6).

     Section 2.4  Prepayments and Repayments
                  --------------------------

          (a)  Scheduled Repayments.  Commencing on June 30, 2001 and at the end
               --------------------
of each September 30th, December 31st, March 31st and June 30th thereafter, the principal balance of the Loans outstanding on June 29, 2001 shall be amortized in quarterly installments equal to the percentages set forth below for each such date:


                                                     Repayment Percentage
                                                   Based on Principal Amount
Repayment Dates                                   Outstanding on June 29, 2001
--------------------------------------------      ----------------------------

June 30, 2001 through June 30, 2006                         0.250%

September 30, 2006 and December 12, 2006                   47.375%


Any remaining unpaid principal and interest under the Commitment shall be due and payable in full on the Maturity Date.

          (b)  Prepayment. The principal amount of the Loans may, with the
               ----------
consent of the "Required Lenders" as defined under each of the ATS Facility A Loan Agreement and the ATS Facility B Loan Agreement, be prepaid in full or ratably in part; provided, however, that no such consent shall be required with
                 --------  -------
respect to any repayment that does not reduce the principal amount of the Loans then outstanding. Any prepayment of a Base Rate Advance permitted hereunder may be made without penalty and without regard to the Payment Date for such Advance. To the extent otherwise permitted hereunder, LIBOR Advances may be prepaid prior to the applicable Payment Date, upon three (3) Business Days' prior written notice to the Administrative Agent; provided, however, that the Borrower shall
                                    --------  -------
reimburse the Lenders and the Administrative Agent, on demand by the applicable Lender or the Administrative Agent, for any loss or reasonable out-of-pocket expense incurred by any Lender or the Administrative Agent in connection with such prepayment, as set forth in Section 2.7 hereof. Any prepayment hereunder shall be in amounts of not less than

$5,000,000 and in integral multiples of $1,000,000, and shall be applied to the Loans then outstanding in inverse order of maturity.

     Section 2.5    Notes; Loan Accounts.
                    --------------------

          (a) The Loans shall be repayable in accordance with the terms and provisions set forth herein and shall be evidenced by the Notes. One (1) Note shall be payable to the order of each Lender, in accordance with such Lender's respective Commitment Ratio. The Notes shall be issued by the Borrower to the Lenders and shall be duly executed and delivered by one or more Authorized Signatories. Any Lender (i) which is not a U.S. Person (a "Non-U.S. Bank") and
                                                           -------------
(ii) which could become completely exempt from withholding of United States Federal income taxes in respect of payment of any obligations due to such Lender hereunder relating to any of its Loans if such Loans were in registered form for United States Federal income tax purposes may request the Borrower (through the Administrative Agent), and the Borrower agrees thereupon, to register such Loans as provided in Section 11.5(h) hereof and to issue to such Lender Notes evidencing such Loans as Registered Notes or to exchange Notes evidencing such Loans for new Registered Notes, as applicable. Registered Notes may not be exchanged for Notes that are not in registered form.

          (b) Each Lender may open and maintain on its books in the name of the Borrower a loan account with respect to its portion of the Loans and interest thereon. Each Lender which opens such a loan account shall debit such loan account for the principal amount of its portion of each Advance made by it and accrued interest thereon, and shall credit such loan account for each payment on account of principal of or interest on its Loans. The records of a Lender with respect to the loan account maintained by it shall be prima facie evidence of its portion of the Loans and accrued interest thereon absent manifest error, but the failure of any Lender to make any such notations or any error or mistake in such notations shall not affect the Borrower's repayment obligations with respect to such Loans.

     Section 2.6    Manner of Payment.
                    -----------------

          (a) Each payment (including, without limitation, any prepayment) by the Borrower on account of the principal of or interest on the Loans, commitment fees and any other amount owed to the Lenders or the Administrative Agent or any of them under this Agreement or the Notes shall be made not later than 1:00 p.m. (New York, New York time) on the date specified for payment under this Agreement to the Administrative Agent at the Administrative Agent's Office, for the account of the Lenders or the Administrative Agent, as the case may be, in lawful money of the United States of America in immediately available funds.
Any payment received by the Administrative Agent after 1:00 p.m. (New York, New

York time) shall be deemed received on the next Business Day. Receipt by the Administrative Agent of any payment intended for any Lender or Lenders hereunder prior to 1:00 p.m. (New York, New York time) on any Business Day shall be deemed to constitute receipt by such Lender or Lenders on such Business Day. In the case of a payment for the account of a Lender, the Administrative Agent will promptly, but no later than the close of business on the date such payment is deemed received, thereafter distribute the amount so received in like funds to such Lender. If the Administrative Agent shall not have received any payment from the Borrower as and when due, the Administrative Agent will promptly notify the Lenders accordingly. In the event that the Administrative Agent shall fail to make distribution to any Lender as required under this Section 2.6, the Administrative Agent agrees to pay such Lender interest from the date such payment was due until paid at the Federal Funds Rate.

          (b) The Borrower agrees to pay principal, interest, fees and all other amounts due hereunder or under the Notes without set-off or counterclaim or any deduction whatsoever.

          (c) Prior to the declaration of an Event of Default under Section 8.2 hereof, if some but less than all amounts due from the Borrower are received by the Administrative Agent with respect to the Obligations, the Administrative Agent shall distribute such amounts in the following order of priority, all on a pro rata basis to the Lenders: (i) to the payment on a pro rata basis of any fees or expenses then due and payable to the Administrative Agent or the Lenders, or any of them; (ii) to the payment of interest then due and payable on the Loans; (iii) to the payment of all other amounts not otherwise referred to in this Section 2.6(c) then due and payable to the Administrative Agent or the Lenders, or any of them, hereunder or under the Notes or any other Loan Document; and (iv) to the payment of principal then due and payable on the Loans.

          (d) Subject to any contrary provisions in the definition of Interest Period, if any payment under this Agreement or any of the other Loan Documents is specified to be made on a day which is not a Business Day, it shall be made on the next Business Day, and such extension of time shall in such case be included in computing interest and fees, if any, in connection with such payment.

          (e) Each Registered Noteholder (or, if such Registered Noteholder is not the beneficial owner thereof, such beneficial owner) shall deliver to the Borrower (with a copy to the Administrative Agent) prior to or at the time it becomes a Registered Noteholder, a Form 1001, 4224 or W-8 (or such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States of America), together with an annual certificate stating that such Registered Noteholder or beneficial owner, as the case may be, is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and is not otherwise described in Section 881(c)(3) of the Code. Each Registered Noteholder or beneficial owner, as the case may be, shall promptly notify the Borrower (with a copy to the Administrative Agent) if at any time, such Registered Noteholder or beneficial owner, as the case may be, determines that it is no longer in a position to make the certification made in such certificate to the Borrower (or any other form of certification adopted by the relevant taxing authorities of the United States of America for such purposes).

     Section 2.7    Reimbursement.
                    -------------

          (a) Whenever any Lender shall sustain or incur any losses or reasonable out-of-pocket expenses in connection with (i) failure by the Borrower to borrow any LIBOR Advance after having given notice of its intention to borrow in accordance with Section 2.2 hereof (whether by reason of the Borrower's election not to proceed or the non-fulfillment of any of the conditions set forth in Article 3 hereof), or (ii) prepayment (or failure to prepay after giving notice thereof) of any LIBOR Advance in whole or in part for any reason, the Borrower agrees to pay to such Lender, upon such Lender's demand, an amount sufficient to compensate such Lender for all such losses and out-of-pocket expenses. Such Lender's good faith determination of the amount of such losses or out-of-pocket expenses, as set forth in writing and accompanied by calculations in reasonable detail demonstrating the basis for its demand, shall be presumptively correct absent manifest error.

          (b) Losses subject to reimbursement hereunder shall include, without limiting the generality of the foregoing, lost margins, expenses incurred by any Lender or any participant of such Lender permitted hereunder in connection with the re-employment of funds prepaid, paid, repaid, not borrowed, or not paid, as the case may be, and will be payable whether the Maturity Date is changed by virtue of an amendment hereto (unless such amendment expressly waives such payment) or as a result of acceleration of the Loans.

     Section 2.8    Pro Rata Treatment.
                    ------------------

          (a)  Advances.  Each Advance from the Lenders hereunder, shall be made
               --------
pro rata on the basis of the respective Commitment Ratios of the Lenders.

          (b)  Payments.  Each payment and prepayment of principal of the Loans,
               --------
and, except as provided in Section 2.2(e) hereof and Article 10 hereof, each payment of interest on the Loans, shall be made to the Lenders pro rata on the basis of their respective unpaid principal amounts outstanding under the Notes immediately prior to such payment or prepayment. If any Lender shall obtain any payment (whether involuntary, through the exercise of any right of set-off, or otherwise) on account of the Loans in excess of its ratable share of the Loans under its Commitment Ratio, such Lender shall forthwith purchase from the other Lenders such participations in the portion of the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any
                                          --------  -------
portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.8(b) may, to the fullest extent permitted by law, exercise all its rights of payment (including, without limitation, the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

     Section 2.9    Capital Adequacy.  If after the date hereof, the adoption
                    ----------------
of any Applicable Law regarding the capital adequacy of banks or bank holding companies, or any change in Applicable Law (whether adopted before or after the Agreement Date) or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender (or the bank holding company of such Lender) with any directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on any Lender's capital as a consequence of its obligations hereunder with respect to the Loans and the Commitment to a level below that which it could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy immediately before such adoption, change or compliance and assuming that such Lender's (or the bank holding company of such Lender) capital was fully utilized prior to such adoption, change or compliance) by an amount reasonably deemed by such Lender to be material, then, upon demand by such Lender, the Borrower shall promptly pay to such Lender such additional amounts as shall be sufficient to compensate such Lender for such reduced return, together with interest on such amount from the fourth (4th) Business Day after the date of demand or the Maturity Date, as applicable, until payment in full thereof at the Default Rate. A certificate of such Lender setting forth the amount to be paid to such Lender by the Borrower as a result of any event referred to in this paragraph and supporting calculations in reasonable detail shall be presumptively correct absent manifest error.

     Section 2.10   Bank Tax Forms. On or prior to the Agreement Date and on or
                    --------------
prior to the first Business Day of each calendar year thereafter, each Lender which is organized in a jurisdiction other than the United States shall provide each of the Administrative Agent and the Borrower (a), if such Lender is a "bank" under Section 881(c)(3)(A) of the Code, with a properly executed originals of Forms 4224 or 1001 (or any successor form) prescribed by the

Internal Revenue Service or other documents satisfactory to the Borrower and the Administrative Agent, and properly executed Internal Revenue Service Forms W-8 or W-9, as the case may be, certifying (i) as to such Lender's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to such Lender hereunder and under the Notes or (ii) that all payments to be made to such Lender hereunder and under the Notes are subject to such taxes at a rate reduced to zero by an applicable tax treaty, or (b), if such Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and intends to claim exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8, or any subsequent versions thereof or successors thereto (and, if such Lender delivers a Form W-8, a certificate representing that such Lender is not a bank for purposes of Section 881(c) of the Code, is not a ten-percent (10%) shareholder (within the meaning of Section 871(h)(3)(B) of the Code and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Lender, indicating that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States Federal income taxes as permitted by the Code. Each such Lender agrees to provide the Administrative Agent and the Borrower with new forms prescribed by the Internal Revenue Service upon the expiration or obsolescence of any previously delivered form, or after the occurrence of any event requiring a change in the most recent forms delivered by it to the Administrative Agent and the Borrower.


                        ARTICLE 3  Conditions Precedent

     Section 3.1    Conditions Precedent to Effectiveness of this Agreement. The
                    -------------------------------------------------------
effectiveness of this Agreement is subject to the prior or contemporaneous fulfillment of each of the following conditions:

          (a) The Administrative Agent and the Lenders shall have received each of the following:

               (i)  this Agreement duly executed;

               (ii) the loan certificate of the Borrower dated as of the Agreement Date, in substantially the form attached hereto as Exhibit I,
                                                                  ---------
     including a certificate of incumbency with respect to each Authorized Signatory of such Person, together with the following items: (A) a true, complete and correct copy of the Certificate of Incorporation and By-laws of the Borrower as in effect on the Agreement Date, (B) certificates of good standing for the Borrower issued by the Secretary of State or similar state official for the state of incorporation of the Borrower and for each state in which the Borrower is required to qualify to do business,
     (C) a true, complete and correct copy of the corporate resolutions of the Borrower authorizing the Borrower to execute, deliver and perform this Agreement and the other Loan Documents, and (D) a true, complete and correct copy of any shareholders' agreements or voting trust agreements in effect with respect to the stock of the Borrower;

               (iii)  duly executed Notes;

               (iv)   duly executed Security Documents;

               (v) copies of insurance binders or certificates covering the assets of the Borrower and its Restricted Subsidiaries, and otherwise meeting the requirements of Section 5.5 hereof, together with copies of the underlying insurance policies;

               (vi) legal opinion of Sullivan & Worcester LLP, counsel to the Borrower; addressed to each Lender and the Administrative Agent and dated as of the Agreement Date;

               (vii) duly executed Certificate of Financial Condition for the Borrower and its Restricted Subsidiaries on a consolidated and consolidating basis, given by the chief financial officer of the Borrower;

               (viii) copies of the most recent quarterly financial statements of the Borrower and its Restricted Subsidiaries provided to each Lender and each Administrative Agent, certified by the chief financial officer of the Borrower;

               (ix)   duly executed Intercreditor Agreement; and

               (x) all such other documents as the Administrative Agent may reasonably request, certified by an appropriate governmental official or an Authorized Signatory if so requested.

          (b) The Administrative Agent and the Lenders shall have received evidence satisfactory to them that all Necessary Authorizations (other than Necessary Authorizations the absence of which could not reasonably be expected to have, individually or in the aggregate, a Materially Adverse Effect) , including all necessary consents to the closing of this Agreement, have been obtained or made, are in full force and effect and are not subject to any pending or, to the knowledge of the Borrower, threatened reversal or cancellation, and the Administrative Agent and the Lenders shall have received a certificate of an Authorized Signatory so stating.

          (c) The Borrower shall certify to the Administrative Agent and the Lenders that each of the representations and warranties in Article 4 hereof are true and correct in all material respects as of the Agreement Date, that no Default or Event of Default then exists or is continuing, and that no material adverse change has occurred in the financial condition, business operations, prospects or properties of the Borrower and its Restricted Subsidiaries, on a consolidated basis, since the most recent fiscal year end and fiscal quarter end, it being understood that the Separation Obligations shall not be deemed to be such a material adverse change.

          (d) The Borrower shall have paid to the Administrative Agent for the account of each Lender the facility fees set forth in those letter agreements dated the Agreement Date in favor of each Lender.

          (e) The Administrative Agent and the Lenders shall have received evidence satisfactory to them that all conditions precedent to the effectiveness of each of the ATS Facility A Loan Agreement and the ATS Facility B Loan Agreement have been satisfied (other than the provisions comparable to this provision), and that each of the ATS Facility A Loan Agreement and the ATS Facility B Loan Agreement have been duly executed.

          (f) The Administrative Agent and the Lenders shall have received, in form and substance satisfactory to them, evidence that the Borrower has received commitments to fund with equity, or has received equity proceeds to pay, one hundred percent (100%) of the tax liabilities that are a part of the Separation Obligations, to the extent such tax liabilities have not been paid.


                   ARTICLE 4  Representations and Warranties

     Section 4.1    Representations and Warranties. The Borrower hereby agrees,
                    ------------------------------
represents and warrants, upon the Agreement Date, in favor of the Administrative Agent and each Lender that:

          (a)  Organization; Ownership; Power; Qualification.  The Borrower is a
               ---------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Borrower has the corporate power and authority to own its properties and to carry on its business as now being and as proposed hereafter to be conducted. Except as set forth on Schedule 4 attached hereto,
                                                   ----------
each Restricted Subsidiary of the Borrower is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has the corporate power and authority to own its properties and to carry on its business as now being and as proposed hereafter to be conducted. The Borrower and each of its Restricted Subsidiaries are duly qualified, in good standing and authorized to do business in each jurisdiction in which the character of their respective properties or the nature of their respective businesses requires such qualification or authorization, except where failure to be so qualified, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          (b)  Authorization; Enforceability.  The Borrower has the corporate
               -----------------------------
power and has taken all necessary corporate action to authorize it to borrow hereunder, to execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party in accordance with their respective terms, and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by the Borrower and is, and each of the other Loan Documents to which the Borrower is party is, a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity.

          (c)  Subsidiaries:  Authorization; Enforceability.  The Restricted
               --------------------------------------------
Subsidiaries and the Borrower's direct and indirect ownership thereof as of the Agreement Date are as set forth on Schedule 2 attached hereto, and to the extent
                                   ----------
such Restricted Subsidiaries are corporations, the Borrower has, subject to the provisions of the Security Documents, the unrestricted right to vote the issued and outstanding shares of each directly owned Restricted Subsidiary shown thereon and such shares of such Restricted Subsidiaries have been duly authorized and issued and are fully paid and nonassessable. Each Restricted Subsidiary that is a corporation has the corporate power and has taken all necessary corporate action to authorize it to execute, deliver and perform each of the Loan Documents to which it is a party in accordance with their respective terms and to consummate the transactions contemplated by this Agreement and by such Loan Documents. Each of the Loan Documents to which any Restricted Subsidiary is party is a legal, valid and binding obligation of such Restricted Subsidiary enforceable against such Restricted Subsidiary in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity. The Borrower's ownership interest in each Restricted Subsidiary represents a direct or indirect controlling interest of such Restricted Subsidiary for purposes of directing or causing the direction of the management and policies of each Restricted Subsidiary.

          (d)  Compliance with Other Loan Documents and Contemplated
               -----------------------------------------------------
Transactions. The execution, delivery and performance, in accordance with their
------------
respective terms, by the Borrower of this Agreement and the Notes, and by the Borrower and its Restricted Subsidiaries of each of the other Loan Documents to which they are respectively party, and the consummation of the transactions contemplated hereby and thereby, do not and will not (i) require any consent or approval, governmental or otherwise, not already obtained, (ii) violate any Applicable Law respecting the Borrower or any Restricted Subsidiary, (iii) conflict with, result in a breach of, or constitute a default under the certificate or articles of incorporation or by-laws or partnership agreements, as the case may be, as amended, of the Borrower or of any Restricted Subsidiary, or under any material indenture, agreement, or other instrument, including without limitation the Licenses, to which the Borrower or any Restricted Subsidiary is a party or by which any of them or their respective properties may be bound, or (iv) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower or any Restricted Subsidiary, except for Permitted Liens.

          (e)  Business.  The Borrower, together with its Subsidiaries, is
               --------
engaged in the business of owning, constructing, managing, operating, and investing in communications tower facilities and in the video, voice and data transmission business.

          (f)  Licenses, etc. The Licenses have been duly issued and are in full
               --------------
force and effect. The Borrower and its Restricted Subsidiaries are in compliance in all material respects with all of the provisions thereof. The Borrower and its Restricted Subsidiaries have secured all Necessary Authorizations, except for such Necessary Authorizations the failure of which to secure would not reasonably be expected to have, individually or in the aggregate, a Materially Adverse Effect, and all such Necessary Authorizations are in full force and effect. Neither any License nor any Necessary Authorization is the subject of any pending or, to the best of the Borrower's knowledge, threatened revocation which, if determined adversely to the Borrower or any Restricted Subsidiary would reasonably be expected to have, individually or in the aggregate, a Materially Adverse Effect.

          (g)  Compliance with Law. The Borrower and its Restricted Subsidiaries
               -------------------
are in compliance with all Applicable Law, except where the failure to be in compliance would not individually or in the aggregate have a Material Adverse Effect.

          (h)  Title to Assets.  As of the Agreement Date, the Borrower and its
               ---------------
Restricted Subsidiaries have good, legal and marketable title to, or a valid leasehold interest in, all of its assets except for such exceptions as would not reasonably be expected to have, individually or in the aggregate, a Materially Adverse Effect. None of the properties or assets of the Borrower or any of its Restricted Subsidiaries is subject to any Liens, except for Permitted Liens and Liens under the Prior Loan Agreement and related documents. Except for financing statements evidencing Permitted Liens, no financing statement under the Uniform Commercial Code as in effect in any jurisdiction and no other filing which names the Borrower or any Restricted Subsidiary as debtor or which covers or purports to cover any of the assets of the Borrower or any Restricted Subsidiary is currently effective and on file in any state or other jurisdiction, other than such financing statements, if any, as to which the obligations secured thereby have been repaid in their entirety, and neither the Borrower nor any Restricted Subsidiary has signed any such financing statement or filing or any security agreement authorizing any secured party thereunder to file any such financing statement or filing other than the Prior Loan Agreement and related documents.

          (i)  Litigation.  As of the Agreement Date, there is no action, suit,
               ----------
proceeding or investigation pending against, or, to the knowledge of the Borrower, threatened against or in any other manner relating adversely to, the Borrower or any Restricted Subsidiary or any of their respective properties, including, without limitation, the Licenses, in any court or before any arbitrator of any kind or before or by any governmental body (including, without limitation, the FCC) except as set forth on Schedule 5 attached hereto (as such
                                            ----------
schedule may be updated from time to time). No such action, suit, proceeding or investigation (i) calls into question the validity of this Agreement or any other Loan Document, or (ii) individually or collectively involves the possibility of any judgment or liability not fully covered by insurance which, if determined adversely to the Borrower or any Restricted Subsidiary, would have a Materially Adverse Effect.

          (j)  Taxes.  All federal, state and other tax returns of the Borrower
               -----
and each Restricted Subsidiary required by law to be filed have been duly filed and all federal, state and other taxes, including, without limitation, withholding taxes, assessments and other governmental charges or levies required to be paid by the Borrower or any Restricted Subsidiary or imposed upon the Borrower or any Restricted Subsidiary or any of their respective properties, income, profits or assets, which are due and payable, have been paid, except any such taxes (i) (x) the payment of which the Borrower or any Restricted Subsidiary is diligently contesting in good faith by appropriate proceedings,
(y) for which adequate reserves have been provided on the books of the Borrower or the Restricted Subsidiary of the Borrower involved, and (z) as to which no Lien other than a Permitted Lien has attached and no foreclosure, distraint, sale or similar proceedings have been commenced, or (ii) which may result from audits not yet conducted. The charges, accruals and reserves on the books of the Borrower and each Restricted Subsidiary in respect of taxes are, in the judgment of the Borrower, adequate.

          (k)  Financial Statements.  The Borrower has furnished or caused to be
               --------------------
furnished to the Administrative Agent and the Lenders as of the Agreement Date, the audited financial statements for the Borrower and its Subsidiaries on a consolidated basis for the fiscal year ended December 31, 1997, and unaudited financial statements for the Borrower and its Restricted Subsidiaries for the fiscal quarter ended March 31, 1998, all of which have been prepared in accordance with GAAP and present fairly in all material respects the financial position of the Borrower and its Restricted Subsidiaries on a consolidated basis, on and as at such dates and the results of operations for the periods then ended (subject, in the case of unaudited financial statements, to normal year-end and audit adjustments). Neither the Borrower nor any Restricted Subsidiary has any material liabilities, contingent or otherwise, other than as disclosed in the financial statements referred to in the preceding sentence or as set forth or referred to in this Agreement.

          (l)  No Materially Adverse Change.  There has occurred no event since
               ----------------------------
December 31, 1997 which has or which could reasonably be expected to have a Materially Adverse Effect other than the Separation Obligations.

          (m)  ERISA.  The Borrower and each Subsidiary of the Borrower and each
               -----
of their respective Plans are in compliance with ERISA and the Code, except to the extent that the failure to so comply could not reasonably be expected to have a Materially Adverse Effect, and neither the Borrower nor any of its ERISA Affiliates, including its Subsidiaries, has incurred any accumulated funding deficiency with respect to any such Plan within the meaning of ERISA or the Code. The Borrower, each of its Subsidiaries, and each other ERISA Affiliate have complied in all material respects with all requirements of ERISA. Neither the Borrower nor any of its Subsidiaries has made any promises of retirement or other benefits to employees, except as set forth in the Plans, in written agreements with such employees, or in the Borrower's employee handbook and memoranda to employees. Neither the Borrower nor any of its ERISA Affiliates, including its Subsidiaries, has incurred any material liability to PBGC in connection with any such Plan. The assets of each such Plan which is subject to Title IV of ERISA are sufficient to provide the benefits under such Plan, the payment of which PBGC would guarantee if such Plan were terminated, and such assets are also sufficient to provide all other "benefit liabilities" (within the meaning of Section 4041 of ERISA) due under the Plan upon termination. No Reportable Event has occurred and is continuing with respect to any such Plan. No such Plan or trust created thereunder, or party in interest (as defined in Section 3(14) of ERISA), or any fiduciary (as defined in Section 3(21) of ERISA), has engaged in a "prohibited transaction" (as such term is defined in
Section 406 of ERISA or Section 4975 of the Code) which would subject such Plan or any other Plan of the Borrower or any of its Subsidiaries, any trust created thereunder, or any such party in interest or fiduciary, or any party dealing with any such Plan or any such trust, to the tax or penalty on "prohibited transactions" imposed by
Section 502 of ERISA or Section 4975 of the Code. Neither the Borrower nor any of its ERISA Affiliates, including its Subsidiaries, is or has been obligated to make any payment to a Multiemployer Plan.

          (n)  Compliance with Regulations T, U and X.  Neither the Borrower nor
               --------------------------------------
any Restricted Subsidiary is engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying, and neither the Borrower nor any Restricted Subsidiary owns or presently intends to acquire, any "margin security" or "margin stock" as defined in Regulations T, U, and X (12 C.F.R. Parts 220, 221 and 224) (the "Regulations") of the Board of Governors of the Federal Reserve System (herein called "margin stock"). None of the proceeds of the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of the Regulations. The Borrower has not taken, caused or authorized to be taken, and will not take any action which might cause this Agreement or the Notes to violate any of the Regulations or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in each case as now in effect or as the same may hereafter be in effect. If so requested by the Administrative Agent, the Borrower will furnish the Administrative Agent with
(i) a statement or statements in conformity with the requirements of Federal Reserve Form U-I referred to in Regulation U of the Board of Governors of the Federal Reserve System and (ii) other documents evidencing its compliance with the margin regulations, reasonably requested by the Administrative Agent. Neither the making of the Loans nor the use of proceeds thereof will violate, or be inconsistent with, the provisions of any of the Regulations.

          (o)  Investment Company Act.  Neither the Borrower nor any Restricted
               ----------------------
Subsidiary is required to register under the provisions of the Investment Company Act of 1940, as amended, and neither the entering into or performance by the Borrower and its Restricted Subsidiaries of this Agreement and the Loan Documents nor the issuance of the Notes violates any provision of such Act or requires any consent, approval or authorization of, or registration with, the Securities and Exchange Commission or any other governmental or public body or authority pursuant to any provisions of such Act.

          (p)  Governmental Regulation.  Neither the Borrower nor any Restricted
               -----------------------
Subsidiary is required to obtain any consent, approval, authorization, permit or license which has not already been obtained from, or effect any filing or registration which has not already been effected with, any federal, state or local regulatory authority in connection with the execution and delivery of this Agreement or any other Loan Document. Neither the

Borrower nor any Restricted Subsidiary is required to obtain any consent, approval, authorization, permit or license which has not already been obtained from, or effect any filing or registration which has not already been effected with, any federal, state or local regulatory authority in connection with the performance, in accordance with their respective terms, of this Agreement or any other Loan Document, other than filing of appropriate UCC financing statements.

          (q)  Absence of Default, Etc.  The Borrower and each Restricted
               ------------------------
Subsidiary are in compliance in all respects with all of the provisions of their respective partnership agreements, Certificates or Articles of Incorporation and By-Laws, as the case may be, and no event has occurred or failed to occur (including, without limitation, any matter which could create a Default hereunder by cross-default) which has not been remedied or waived, the occurrence or non-occurrence of which constitutes, (i) a Default or (ii) a material default by the Borrower or any Restricted Subsidiary under any indenture, agreement or other instrument relating to Indebtedness of the Borrower or any Restricted Subsidiary in the amount of $1,000,000 or more in the aggregate, any material License, or any judgment, decree or order to which the Borrower or any Restricted Subsidiary is a party or by which the Borrower or any Restricted Subsidiary or any of their respective properties may be bound or affected.

          (r)  Accuracy and Completeness of Information.  All information,
               ----------------------------------------
reports, prospectuses and other papers and data relating to the Borrower or any Restricted Subsidiary and furnished by or on behalf of the Borrower or any Restricted Subsidiary to the Administrative Agent or the Lenders, taken as a whole, were, at the time furnished, true, complete and correct in all material respects to the extent necessary to give the Administrative Agent and the Lenders true and accurate knowledge of the subject matter, and all projections, consisting of a statement of operating statistics, an income statement summary, a debt repayment schedule and pro forma compliance calculations (the "Projections") (i) disclose all assumptions made with respect to costs, general
------------
economic conditions, and financial and market conditions formulating the Projections; (ii) are based on reasonable estimates and assumptions; and (iii) reflect, as of the date prepared, and continue to reflect, as of the date hereof, the reasonable estimate of Borrower of the results of operations and other information projected therein for the periods covered thereby.

          (s)  Agreements with Affiliates. Except for agreements or arrangements
               --------------------------
with Affiliates wherein the Borrower or one or more of its Restricted Subsidiaries provides services to or receives services from such Affiliates for fair consideration or which are set forth on Schedule 6 attached hereto, neither the Borrower nor any Restricted Subsidiary has (i) any written agreements or binding arrangements of any kind with any Affiliate or (ii) any management or consulting agreements of any kind with any Affiliate, other than (x) those between the Borrower and its Restricted Subsidiaries and (y) employment arrangements with executive officers, including stock option grants.

          (t)  Payment of Wages. The Borrower and each Restricted Subsidiary are
               ----------------
in compliance with the Fair Labor Standards Act, as amended, in all material respects, and to the knowledge of the Borrower and each of its Subsidiaries, such Persons have paid all minimum and overtime wages required by law to be paid to their respective employees.

          (u)  Priority.  The Security Interest is a valid and, upon filing of
               --------
appropriate UCC financing statements and/or mortgages with respect to tangible assets of the Borrower, will be a perfected first priority security interest in the Collateral in favor of the Administrative Agent, for the benefit of itself and the Lenders, securing, in accordance with the terms of the Security Documents, the Obligations, and the Collateral is subject to no Liens other than Permitted Liens. The Liens created by the Security Documents are enforceable as security for the Obligations in accordance with their terms with respect to the Collateral subject, as to enforcement of remedies, to the following qualifications: (i) an order of specific performance and an injunction are discretionary remedies and, in particular, may not be available where damages are considered an adequate remedy at law, and (ii) enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws affecting enforcement of creditors' rights generally (insofar as any such law relates to the bankruptcy, insolvency or similar event of the Borrower or any of its Subsidiaries, as the case may be).

          (v)  Indebtedness.  Except as shown on the financial statements of
               ------------
Borrower for the fiscal quarter ended March 31, 1998, or as described on
Schedule 7 attached hereto, neither the Borrower nor any Restricted Subsidiary
----------
has outstanding, as of the Agreement Date, and after giving effect to the initial Advances hereunder on the Agreement Date, any Indebtedness for Money Borrowed.

          (w)  Solvency. As of the Agreement Date and after giving effect to the
               --------
transactions contemplated by the Loan Documents (i) the property of the Borrower, at a fair valuation, will exceed its debt; (ii) the capital of the Borrower will not be unreasonably small to conduct its business; (iii) the Borrower will not have incurred debts, or have intended to incur debts, beyond its ability to pay such debts as they mature; and (iv) the present fair salable value of the assets of the Borrower will be greater than the amount that will be required to pay its probable liabilities (including debts) as they become absolute and matured. For purposes of this Section, "debt" means any liability
                                                     ----
on a claim, and "claim" means (i) the right to payment, whether or not such
                 -----
right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, undisputed, legal, equitable, secured or unsecured, or (ii) the right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, undisputed, secured or unsecured.

          (x)  Year 2000 Compliance.

               (i) The Borrower has (1) begun analyzing the operations of the Borrower and its Subsidiaries that could be adversely affected by failure to become Year 2000 compliant (that is, that computer applications, imbedded microchips and other systems will be able to perform date-sensitive functions prior to and after December 31, 1999) and (2) developed a plan for becoming Year 2000 compliant in a timely manner, the implementation of which is on schedule in all material respects. The Borrower reasonably believes that it will become Year 2000 compliant for its operations and those of its Subsidiaries and Affiliates on a timely basis, except to the extent that a failure to do so could not reasonably be expected to have a Materially Adverse Effect.

               (ii) The Borrower reasonably believes any suppliers and vendors that are material to the operations of the Borrower or its Subsidiaries will be Year 2000 compliant for their own computer applications, except to the extent that a failure to do so could not reasonably be expected to have a Materially Adverse Effect.

               (iii) The Borrower will promptly notify the Administrative Agent and the Lenders in the event the Borrower determines that any computer application which is material to the operations of the Borrower, its Subsidiaries or any of its material vendors or suppliers will not be fully Year 2000 compliant on a timely basis, except to the extent that such failure could not reasonably be expected to have a Materially Adverse Effect.


     Section 4.2    Survival of Representations and Warranties, Etc.  All
                    ------------------------------------------------
representations and warranties made under this Agreement and any other Loan Document shall be deemed to be made, and shall be true and correct in all material respects, at and as of the Agreement Date and on the date of each Advance except to the extent relating specifically to the Agreement Date. All representations and warranties made under this Agreement and the other Loan Documents shall survive, and not be waived by, the execution hereof by the Lenders and the Administrative Agent, any investigation or inquiry by any Lender or the Administrative Agent, or the making of any Advance under this Agreement.


                          ARTICLE 5 General Covenants

     So long as any of the Obligations is outstanding and unpaid or the Lenders have an obligation to fund Advances hereunder (whether or not the conditions to borrowing have been or can be fulfilled), and unless the Majority Lenders, or such greater number of Lenders as may be expressly provided herein, shall otherwise consent in writing:

     Section 5.1    Preservation of Existence and Similar Matters.  Except as
                    ---------------------------------------------
permitted under Section 7.4 hereof, the Borrower will, and will cause each Restricted Subsidiary to:

          (a) preserve and maintain its existence, and its material rights, franchises, licenses and privileges in the state of its incorporation, including, without limiting the foregoing, the Licenses and all other Necessary Authorizations, except where the failure to do so could not reasonably be expected to have a Materially Adverse Effect; and

          (b) qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization, except for such failure to so qualify and be so authorized as could not reasonably be expected to have a Material Adverse Effect.

     Section 5.2    Business; Compliance with Applicable Law. The Borrower will,
                    ----------------------------------------
and will cause each Restricted Subsidiary to, (a) engage in the business of owning, constructing, managing, operating and investing in communications tower facilities and related businesses and not engage in any unrelated activities, and (b) comply in all material respects with the requirements of all Applicable Law.

     Section 5.3    Maintenance of Properties. The Borrower will, and will cause
                    -------------------------
each Restricted Subsidiary to, maintain or cause to be maintained in the ordinary course of business in good repair, working order and condition (reasonable wear and tear excepted) all properties used in their respective businesses (whether owned or held under lease), other than obsolete equipment or unused assets and from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements, additions, betterments and improvements thereto.

     Section 5.4    Accounting Methods and Financial Records. The Borrower will,
                    ----------------------------------------
and will cause each Restricted Subsidiary on a consolidated and consolidating basis to, maintain a system of accounting established and administered in accordance with GAAP, keep adequate records and books of account in which complete entries will be made in accordance with GAAP and reflecting all transactions required to be reflected by GAAP, and keep accurate and complete records of their respective properties and assets. The Borrower and its Restricted Subsidiaries will maintain a fiscal year ending on December 31st.

     Section 5.5    Insurance. The Borrower will, and will cause each Restricted
                    ---------
Subsidiary to:

          (a) Maintain insurance including, but not limited to, business interruption coverage and public liability coverage insurance from responsible companies in such amounts and against such risks to the Borrower and each Restricted Subsidiary as is prudent for similarly situated companies engaged in the communications tower industry.

          (b) Keep their respective assets insured by insurers on terms and in a manner reasonably acceptable to the Administrative Agent against loss or damage by fire, theft, burglary, loss in transit, explosions and hazards insured against by extended coverage, in amounts which are prudent for the communications tower management and operation industry and reasonably satisfactory to the Administrative Agent, all premiums thereon to be paid by the Borrower and its Restricted Subsidiaries.

          (c)  Require that each insurance policy provide for at least thirty
(30) days' prior written notice to the Administrative Agent of any termination of or proposed cancellation or nonrenewal of such policy, and name the Administrative Agent as additional named lender loss payee and, as appropriate, additional insured, to the extent of the Obligations.

     Section 5.6    Payment of Taxes and Claims.  The Borrower will, and will
                    ---------------------------
cause each Restricted Subsidiary to, pay and discharge all taxes, including, without limitation, withholding taxes, assessments and governmental charges or levies required to be paid by them or imposed upon them or their income or profits or upon any properties belonging to them, prior to the date on which penalties attach thereto, and all lawful claims for labor, materials and supplies which, if unpaid, might become a Lien or charge upon any of their properties; provided, however, that no such tax, assessment, charge, levy or
            --------  -------
claim need be paid which is being diligently contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on the appropriate books, but only so long as such tax, assessment, charge, levy or claim does not become a Lien or charge other than a Permitted Lien and no foreclosure, distraint, sale or similar proceedings shall have been commenced. The Borrower will, and will cause each Restricted Subsidiary to, timely file all information returns required by federal, state or local tax authorities.

     Section 5.7    Compliance with ERISA.
                    ---------------------

          (a) The Borrower shall, and shall cause each of its Subsidiaries to, make all contributions to any Employee Pension Plan when such contributions are due and not incur any "accumulated funding deficiency" within the meaning of
Section 412(a) of the Code, whether or not waived, and will otherwise comply with the requirements of the Code and ERISA with respect to the operation of all Plans, except to the extent that the failure to so comply could not have a Materially Adverse Effect.

          (b) The Borrower shall, and shall cause each of its Subsidiaries to, comply in all respects with the requirements of ERISA with respect to any Plans subject to the requirements thereof, except to the extent that the failure to so comply could not have a Materially Adverse Effect.

          (c) The Borrower shall furnish to Administrative Agent (i) within thirty (30) days after any officer of the Borrower obtains knowledge that a "prohibited transaction" (within the meaning of Section 406 of ERISA or Section 4975 of the Code) has occurred with respect to any Plan of the Borrower or its ERISA Affiliates, including its Subsidiaries, that any Reportable Event has occurred with respect to any Employee Pension Plan or that PBGC has instituted or will institute proceedings under Title IV of ERISA to terminate any Employee Pension Plan or to appoint a trustee to administer any Employee Pension Plan, a statement setting forth the details as to such prohibited transaction, Reportable Event or termination or appointment proceedings and the action which it (or any other Employee Pension Plan sponsor if other than the Borrower) proposes to take with respect thereto, together with a copy of the notice of such Reportable Event given to PBGC if a copy of such notice is available to the Borrower, any of its Subsidiaries or any of its ERISA Affiliates, (ii) promptly after receipt thereof, a copy of any notice the Borrower, any of its Subsidiaries or any of its ERISA Affiliates or the sponsor of any Plan receives from PBGC, the Internal Revenue Service or the Department of Labor which sets forth or proposes any action or determination with respect to such Plan, (iii) promptly after the filing thereof, any annual report required to be filed pursuant to ERISA in connection with each Plan maintained by the Borrower or any of its ERISA Affiliates, including the Subsidiaries, and (iv) promptly upon the Administrative Agent's request therefor, such additional information concerning any such Plan as may be reasonably requested by the Administrative Agent.

          (d) The Borrower will promptly notify the Administrative Agent of any excise taxes which have been assessed or which the Borrower, any of its Subsidiaries or any of its ERISA Affiliates has reason to believe may be assessed against the Borrower, any of its Subsidiaries or any of its ERISA Affiliates by the Internal Revenue Service or the

Department of Labor with respect to any Plan of the Borrower or its ERISA Affiliates, including its Subsidiaries.

          (e) Within the time required for notice to the PBGC under Section 302(f)(4)(A) of ERISA, the Borrower will notify the Administrative Agent of any lien arising under Section 302(f) of ERISA in favor of any Plan of the Borrower or its ERISA Affiliates, including its Subsidiaries.

          (f) The Borrower will not, and will not permit any of its Subsidiaries or any of its ERISA Affiliates, to take any of the following actions or permit any of the following events to occur if such action or event together with all other such actions or events would subject the Borrower, any of its Subsidiaries, or any of its ERISA Affiliates to any tax, penalty, or other liabilities which could have a Materially Adverse Effect:

               (i) engage in any transaction in connection with which the Borrower, any of its Subsidiaries or any ERISA Affiliate could be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code;

               (ii) terminate any Employee Pension Plan in a manner, or take any other action, which could result in any liability of the Borrower, any of its Subsidiaries or any ERISA Affiliate to the PBGC;

               (iii) fail to make full payment when due of all amounts which, under the provisions of any Plan, the Borrower, any of its Subsidiaries or any ERISA Affiliate is required to pay as contributions thereto, or permit to exist any accumulated funding deficiency within the meaning of Section 412(a) of the Code, whether or not waived, with respect to any Employee Pension Plan; or

               (iv) permit the present value of all benefit liabilities under all Employee Pension Plans which are subject to Title IV of ERISA to exceed the present value of the assets of such Plans allocable to such benefit liabilities (within the meaning of Section 4041 of ERISA), except as may be permitted under actuarial funding standards adopted in accordance with
     Section 412 of the Code.

     Section 5.8    Visits and Inspections.  The Borrower will, and will cause
                    ----------------------
each Restricted Subsidiary to, permit representatives of the Administrative Agent and any of the Lenders, upon reasonable notice, to (a) visit and inspect the properties of the Borrower or any Restricted Subsidiary during business hours, (b) inspect and make extracts from and copies of their respective books and records, and (c) discuss with their respective principal officers their respective businesses, assets, liabilities, financial positions, results of operations and business prospects. The Borrower and each Restricted Subsidiary will also permit representatives of the Administrative Agent and any of the Lenders to discuss with their respective accountants the Borrower's and the Restricted Subsidiaries' businesses, assets, liabilities, financial positions, results of operations and business prospects.

     Section 5.9   Payment of Indebtedness; Loans.  Subject to any provisions
                   ------------------------------
herein or in any other Loan Document, the Borrower will, and will cause each Restricted Subsidiary to, pay any and all of their respective Indebtedness when and as it becomes due, other than amounts diligently disputed in good faith and for which adequate reserves have been set aside in accordance with GAAP.

     Section 5.10  Use of Proceeds.  The Borrower shall, except as otherwise
                   ---------------
provided in paragraph (c) or (d) of this Section 5.10, contribute one-hundred percent (100%) of the aggregate proceeds of the Advance of the Loan as equity to ATS (Delaware) and ATS and shall cause ATS (Delaware) and ATS to use such proceeds, directly or indirectly:

          (a) to fund Acquisitions and Investments (including, without limitation, investments in Unrestricted Subsidiaries) permitted by Section 7.6 hereof;

          (b)  to fund Capital Expenditures;

          (c) for working capital needs and other corporate purposes of the Borrower and its Restricted Subsidiaries (including, without limitation, the fees and expenses incurred in connection with the execution and delivery of this Agreement) and other costs associated with transactions contemplated by this Agreement, in each case, which do not otherwise conflict with this Section 5.10, it being understood that the Borrower may use such proceeds, among other things, to fund the Separation Obligations (other than the tax portion of the Separation Obligations); and

          (d) for other purposes permitted by the ATS Facility A Loan Agreement or the ATS Facility B Loan Agreement.

No proceeds of the Advance hereunder shall be used for the purchase or carrying or the extension of credit for the purpose of purchasing or carrying, any margin stock within the meaning of the Regulations.

     Section 5.11  Indemnity.  The Borrower agrees to indemnify and hold
                   ---------
harmless each Lender, the Administrative Agent, and each of their respective affiliates, employees, representatives, shareholders, officers and directors (any of the foregoing shall be an

"Indemnitee") from and against any and all claims, liabilities, losses, damages,
 ----------
actions, reasonable attorneys' fees and expenses (as such fees and expenses are incurred) and demands by any party, including the costs of investigating and defending such claims, whether or not the Borrower, any Restricted Subsidiary or the Person seeking indemnification is the prevailing party (a) resulting from any breach or alleged breach by the Borrower or any Restricted Subsidiary of any representation or warranty made hereunder or under any Loan Document; or (b) otherwise arising out of (i) the Commitment or otherwise under this Agreement, any Loan Document or any transaction contemplated hereby or thereby, including, without limitation, the use of the proceeds of Loans hereunder in any fashion by the Borrower or the performance of their respective obligations under the Loan Documents by the Borrower or any Restricted Subsidiary, (ii) allegations of any participation by the Lenders, the Administrative Agent, or any of them, in the affairs of the Borrower or any of its Subsidiaries, or allegations that any of them has any joint liability with the Borrower or any Restricted Subsidiary for any reason, (iii) any claims against the Lenders, the Administrative Agent, or any of them, by any shareholder or other investor in or lender to the Borrower or any Restricted Subsidiary, by any brokers or finders or investment advisers or investment bankers retained by the Borrower or by any other third party, arising out of the Commitment or otherwise under this Agreement; or (c) in connection with taxes (not including federal or state income or franchise taxes or other taxes based solely upon the revenues or income of such Persons), fees, and other charges payable in connection with the Loans, or the execution, delivery, and enforcement of this Agreement, the Security Documents, the other Loan Documents, and any amendments thereto or waivers of any of the provisions thereof, unless the Person seeking indemnification hereunder is determined in such case to have acted with gross negligence or willful misconduct, in any case, by a final, non-appealable judicial order. The obligations of the Borrower under this Section 5.11 are in addition to, and shall not otherwise limit, any liabilities which the Borrower might otherwise have in connection with any warranties or similar obligations of the Borrower in any other Loan Document.

     Section 5.12  Covenants Regarding Formation of Restricted Subsidiaries and
                   ------------------------------------------------------------
Acquisitions; Partnership, Subsidiaries.  At the time of (i) any Acquisition
---------------------------------------
permitted hereunder, (ii) the purchase by the Borrower or any Restricted Subsidiary of any interests in any Restricted or Unrestricted Subsidiary of the Borrower, or (iii) the formation of any new Restricted or Unrestricted Subsidiary of the Borrower or any Restricted Subsidiary which is permitted under this Agreement, the Borrower will, and will cause its Restricted Subsidiaries, as appropriate, to (a) provide to the Administrative Agent an executed Subsidiary Security Agreement for any new Restricted Subsidiary, in substantially the form of Exhibit H attached hereto, together with appropriate
                          ---------
UCC-1 financing statements, as well as an executed Subsidiary Guaranty for such new Restricted Subsidiary, in substantially the form of Exhibit F attached
                                                        ---------
hereto, which shall constitute both Security Documents and Loan Documents for purposes of this Agreement, as well as a loan certificate for such new Restricted Subsidiary, substantially in the form of Exhibit J attached hereto,
                                                    ---------
together with appropriate attachments; (b) pledge to the Administrative Agent all of the stock or partnership interests (or other instruments or securities evidencing ownership) of such Restricted Subsidiary or Unrestricted Subsidiary or Person which is acquired or formed, beneficially owned by the Borrower or any Restricted Subsidiary, as the case may be, as additional Collateral for the Obligations to be held by the Administrative Agent in accordance with the terms of the Borrower's Pledge Agreement, or a new Subsidiary Pledge Agreement in substantially the form of Exhibit G-1 attached hereto, and execute and deliver
                          -----------
to the Administrative Agent all such documentation for such pledge as, in the reasonable opinion of the Administrative Agent, is appropriate; and (c) with respect to any Acquisition or Restricted Subsidiary, provide revised financial projections for the remainder of the fiscal year and for each subsequent year until the Maturity Date which reflect such Acquisition or formation, certified by the chief financial officer of the Borrower, together with a statement by such Person that no Default exists or would be caused by such Acquisition or formation, and all other documentation, including one or more opinions of counsel, reasonably satisfactory to the Administrative Agent which in its reasonable opinion is appropriate with respect to such Acquisition or the formation of such Subsidiary. Notwithstanding the foregoing, the Borrower shall not be required to pledge any of the stock of or other ownership interests for any Unrestricted Subsidiary which (x) was not formed or created in anticipation of the Borrower's direct or indirect investment therein (other than to facilitate a transaction of the nature referred to clause (y) following) and (y) at the time such stock or ownership interest was acquired by the Borrower or its Restricted Subsidiaries is subject to a restriction on any such Lien (whether such restriction is in such Person's formation documents or otherwise), but shall be required to grant the Administrative Agent (for the benefit of the Lenders) a Lien upon any right to receive distributions from such Unrestricted Subsidiary. Any document, agreement or instrument (other than the Projections) executed or issued pursuant to this Section 5.12 shall be a "Loan Document" for purposes of this Agreement and, so long as the Facility A Loan Agreement or the Facility B Loan Agreement is in effect, shall be subject to the terms and conditions of the Intercreditor Agreement.

     Section 5.13  Payment of Wages.  The Borrower shall, and shall cause each
                   ----------------
Restricted Subsidiary to, at all times comply, in all material respects, with the material requirements of the Fair Labor Standards Act, as amended, including, without limitation, the provisions of such Act relating to the payment of minimum and overtime wages as the same may become due from time to time.

     Section 5.14  Further Assurances.  The Borrower will promptly cure, or
                   ------------------
cause to be cured, defects in the creation and issuance of any of the Notes and the execution and delivery of the Loan Documents (including, without limitation, this Agreement), resulting from any acts or failure to act by the Borrower or any Restricted Subsidiary or any employee or officer thereof. The Borrower at its expense will promptly execute and deliver to the Administrative Agent and the Lenders, or cause to be executed and delivered to the Administrative Agent and the Lenders, all such other and further documents, agreements, and instruments in compliance with or accomplishment of the covenants and agreements of the Borrower in the Loan Documents, including this Agreement, or to correct any omissions in the Loan Documents, or more fully to state the obligations set out herein or in any of the Loan Documents, or to obtain any consents, all as may be necessary or appropriate in connection therewith and as may be reasonably requested.

                        ARTICLE 6 Information Covenants

     So long as any of the Obligations is outstanding and unpaid or the Lenders have an obligation to fund Advances hereunder (whether or not the conditions to borrowing have been or can be fulfilled) and unless the Majority Lenders shall otherwise consent in writing, the Borrower will furnish or cause to be furnished to each Lender and the Administrative Agent, at their respective offices:

     Section 6.1  Quarterly Financial Statements and Information  Within forty-
                  ----------------------------------------------
five (45) days after the last day of each of the first three (3) quarters of each fiscal year of the Borrower, the balance sheets of the Borrower on a consolidated basis with its Restricted Subsidiaries and a consolidating basis with its Unrestricted Subsidiaries as at the end of such quarter and as of the end of the preceding fiscal year, and the related statements of operations and the related statements of cash flows of the Borrower on a consolidated basis with its Restricted Subsidiaries and a consolidating basis with its Unrestricted Subsidiaries for such quarter and for the elapsed portion of the year ended with the last day of such quarter, which shall set forth in comparative form such figures as at the end of and for such quarter and appropriate prior period and shall be certified by the chief financial officer of the Borrower to have been prepared in accordance with GAAP and to present fairly in all material respects the financial position of the Borrower on a consolidated basis with its Restricted Subsidiaries and a consolidating basis with its Unrestricted Subsidiaries as at the end of such period and the results of operations for such period, and for the elapsed portion of the year ended with the last day of such period, subject only to normal year-end and audit adjustments.

     Section 6.2  Annual Financial Statements and Information.  Within ninety
                  -------------------------------------------
(90) days after the end of each fiscal year of the Borrower, the audited consolidated balance sheet of the Borrower and its Restricted Subsidiaries (and unaudited consolidating balance sheet of the Borrower and its Unrestricted Subsidiaries) as of the end of such fiscal year and the related audited consolidated and unaudited consolidating statements of operations for such fiscal year and for the previous fiscal year, the related audited consolidated statements of cash flow and stockholders' equity for such fiscal year and for the previous fiscal year, which shall be accompanied by an opinion of Deloitte & Touche, LLP, or other independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent, which shall be in scope and substance reasonably satisfactory to the Administrative Agent, together with a statement of such accountants that in connection with their audit, nothing came to their attention that caused them to believe that the Borrower was not in compliance with the terms, covenants, provisions or conditions of Section 7.8 hereof insofar as they relate to accounting matters.

     Section 6.3  Performance Certificates.  At the time the financial
                  ------------------------
statements are furnished pursuant to Sections 6.1 and 6.2 hereof, a certificate of the president or chief financial officer of the Borrower as to its financial performance, in substantially the form attached hereto as Exhibit K:
                                                          ---------

          (a) setting forth as and at the end of such quarterly period or fiscal year, as the case may be, the arithmetical calculations required to establish whether or not the Borrower was in compliance with the requirements of
Section 7.8 hereof;

          (b) stating that, to the best of his or her knowledge, no Default has occurred as at the end of such quarterly period or year, as the case may be, or, if a Default has occurred, disclosing each such Default and its nature, when it occurred, whether it is continuing and the steps being taken by the Borrower with respect to such Default;

          (c) containing a list of all Acquisitions, Investments, Restricted Payments and dispositions of assets from the Agreement Date through the date of such certificate, together with the total amount for each of the foregoing categories; and

          (d) setting forth the amount of distributions received from Unrestricted Subsidiaries for such period.

     Section 6.4  Copies of Other Reports.
                  -----------------------

          (a) Promptly upon receipt thereof, copies of all reports, if any, submitted to the Borrower by the Borrower's independent public accountants regarding the Borrower, including, without limitation, any management report prepared in connection with the annual audit referred to in Section 6.2 hereof.

          (b) Promptly upon receipt thereof, copies of any material adverse notice or report regarding any License from the FCC.

          (c) From time to time and promptly upon each request, such data, certificates, reports, statements, documents or further information regarding the business, assets, liabilities, financial position, projections, results of operations or business prospects of the Borrower or any Restricted Subsidiary, as Administrative Agent or any Lender may reasonably request.

          (d) Annually, certificates of insurance indicating that the requirements of Section 5.5 hereof remain satisfied for such fiscal year, together with copies of any new or replacement insurance policies obtained during such year.

          (e) Prior to January 31st of each year, the annual budget for the Borrower and it's Restricted Subsidiaries, including, without limitation, forecasts of the income statement, the balance sheet and a cash flow statement for such year, on a quarter by quarter basis.

          (f) Promptly after the sending thereof, copies of all statements, reports and other information which the Borrower or any Restricted Subsidiary sends to public security holders of the Borrower generally or files with the Securities and Exchange Commission or any national securities exchange.

     Section 6.5  Notice of Litigation and Other Matters.  Notice specifying the
                  --------------------------------------
nature and status of any of the following events, promptly, but in any event not later than fifteen (15) days after the occurrence of any of the following events becomes known to the Borrower:

          (a) the commencement of all proceedings and investigations by or before any governmental body and all actions and proceedings in any court or before any arbitrator against the Borrower or any Restricted Subsidiary, or, to the extent known to the Borrower, which could have a Material Adverse Effect;

          (b) any material adverse change with respect to the business, assets, liabilities, financial position, results of operations or business prospects of the Borrower and its Restricted Subsidiaries, taken as a whole, other than changes in the ordinary course of business which have not had and would not reasonably be expected to have a Materially Adverse Effect and other than changes in the industry in which Borrower or any of its Restricted Subsidiaries operate which would not reasonably be expected to have a Materially Adverse Effect;

          (c) any material adverse amendment or change to the projections or annual budget provided to the Lenders by the Borrower;

          (d) any Default or the occurrence or non-occurrence of any event (i) which constitutes, or which with the passage of time or giving of notice or both would constitute, a default by the Borrower or any Restricted Subsidiary under any material agreement other than this Agreement and the other Loan Documents to which the Borrower or any Restricted Subsidiary is party or by which any of their respective properties may be bound, or (ii) which could have a Materially Adverse Effect, giving in each case a description thereof and specifying the action proposed to be taken with respect thereto;

          (e) the occurrence of any Reportable Event or a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan of the Borrower or any of its Subsidiaries or the institution or threatened institution by PBGC of proceedings under ERISA to terminate or to partially terminate any such Plan or the commencement or threatened commencement of any litigation regarding any such Plan or naming it or the trustee of any such Plan with respect to such Plan or any action taken by the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate of the Borrower to withdraw or partially withdraw from any Plan or to terminate any Plan; and

          (f) the occurrence of any event subsequent to the Agreement Date which, if such event had occurred prior to the Agreement Date, would have constituted an exception to the representation and warranty in Section 4.1(m) hereof.


                         ARTICLE 7 Negative Covenants

     So long as any of the Obligations is outstanding and unpaid or the Lenders have an obligation to fund Advances hereunder (whether or not the conditions to borrowing have been or can be fulfilled) and unless the Majority Lenders, or such greater number of Lenders as may be expressly provided herein, shall otherwise give their prior consent in writing:

     Section 7.1  Indebtedness of the Borrower and its Subsidiaries.  The
                  -------------------------------------------------
Borrower shall not, and shall not permit any of its Subsidiaries to, create, assume, incur or otherwise become or remain obligated in respect of, or permit to be outstanding, any Indebtedness except:

          (a) the Obligations, the "Obligations" under the ATS Facility A Loan Agreement, and the "Obligations" under the ATS Facility B Loan Agreement;

          (b) accounts payable, accrued expenses (including taxes) and customer advance payments incurred in the ordinary course of business;

          (c) Indebtedness secured by Permitted Liens;

          (d) obligations under Interest Hedge Agreements with respect to the Loans;

          (e) Indebtedness of any Restricted Subsidiary to the Borrower or any other Restricted Subsidiary; provided, however, that the corresponding debt
                             --------  -------
instruments are pledged to the Administrative Agent as security for the Obligations and such Indebtedness is expressly permitted pursuant to Section 7.5 hereof;

          (f) Indebtedness incurred by any Unrestricted Subsidiary; provided,
                                                                    --------
however, that such Indebtedness is non-recourse to the Borrower or any
-------
Restricted Subsidiary and no Lien is placed on the Borrower's or any Restricted Subsidiary's equity interests in such Unrestricted Subsidiary;

          (g) Capitalized Lease Obligations of any Restricted Subsidiary not to exceed in the aggregate at any one time outstanding $5,000,000; and

          (h) Indebtedness of any Restricted Subsidiary incurred in connection with an Acquisition; provided, however, that (i) such Indebtedness (A) is owed
                     --------  -------
to the seller thereof, (B) is unsecured, (C) has no scheduled payment of principal prior to the full payment of the Obligations, (D) is subject to terms and conditions and subordination provisions which are acceptable to the Majority Lenders on the date of incurrence, (E) when added to all other Indebtedness outstanding under this Section 7.1(h) does not exceed $25,000,000, and (ii) the Borrower is, at the time of incurrence of such Indebtedness (and after giving effect thereto), in pro forma compliance with all of the covenants contained in this Agreement.

     Section 7.2  Limitation on Liens.  The Borrower shall not, and shall not
                  -------------------
permit any Restricted Subsidiary to, create, assume, incur or permit to exist or to be created, assumed, incurred or permitted to exist, directly or indirectly, any Lien on any of its properties or assets, whether now owned or hereafter acquired, except for Permitted Liens.

     Section 7.3  Amendment and Waiver.  The Borrower shall not, and shall not
                  --------------------
permit any Restricted Subsidiary to, enter into any amendment of, or agree to or accept or consent to any waiver of any of the material provisions of its Articles or Certificate of Incorporation or partnership agreement or the documents pertaining to the Interim Financing, as appropriate, if the effect thereof would be to adversely affect the rights of the Lenders hereunder or under any Loan Document.

     Section 7.4  Liquidation, Merger or Disposition of Assets.
                  --------------------------------------------

          (a) Disposition of Assets.  The Borrower shall not, and shall not
              ---------------------
permit any Restricted Subsidiary to, at any time sell, lease, abandon, or otherwise dispose of any assets (other than assets disposed of in the ordinary course of business) without the prior written consent of all of the Lenders; provided, however, that the prior written consent of the Lenders shall not be
--------  -------
required for (i) the transfer of assets (including cash or cash equivalents) among the Borrower and its Restricted Subsidiaries (excluding Subsidiaries described in clause (b) of the definition of "Subsidiary") or for the transfer of assets (including cash or cash equivalents) between or among Restricted Subsidiaries (excluding Subsidiaries described in clause (b) of the definition of "Subsidiary") of the Borrower, or (ii) the disposition of communications tower facilities that contribute, in the aggregate, less than (A) fifteen percent (15%) of the Annualized Operating Cash Flow of Borrower and the Restricted Subsidiaries, and (B) twenty-five percent (25%) of the total Annualized Operating Cash Flow of the Borrower and the Restricted Subsidiaries for the period from the Agreement Date through the date of such disposition; provided further, however, that, in each case, no Default or Event of Default
-------- -------  -------
exists and none shall be caused to occur as a result thereof. Upon any sale or disposition of a Restricted Subsidiary permitted hereunder, the Administrative Agent and the Lenders shall, at Borrower's expense, take such actions as the Borrower reasonably requests to cause such Restricted Subsidiary to be released from its obligations under the Subsidiary Guaranty.

          (b) Liquidation or Merger.  The Borrower shall not, and shall not
              ---------------------
permit any Restricted Subsidiary to, at any time, liquidate or dissolve itself (or suffer any liquidation or dissolution) or otherwise wind up, or enter into any merger, other than (i) a merger or consolidation among the Borrower and one or more Restricted Subsidiaries, provided the Borrower is the surviving corporation, (ii) a merger between or among two (2) or more Restricted Subsidiaries, or (iii) in connection with an Acquisition permitted hereunder effected by a merger in which the Borrower or, in a merger in which the Borrower is not a party, a Restricted Subsidiary is the surviving corporation or the surviving corporation becomes a Restricted Subsidiary, or (iv) a merger or consolidation among the Borrower or any Restricted Subsidiary, on the one hand, and any other Person, on the other hand, where the surviving Person (A) is a corporation, partnership or limited liability company organized and existing under the laws of the United States, any State thereof, or the District of Columbia, and (B) on the effective date of such merger or consolidation, expressly assumes, by supplemental agreement, executed and delivered to the Administrative Agent, for the benefit of itself and the Lenders, and the Lenders, in form and substance reasonably satisfactory to the Majority Lenders, all Obligations of the Borrower or such Restricted Subsidiary, as the case may be, under the Notes, the Agreement and the other Loan

Documents; provided, however, that, in each case, no Default or Event of Default
           --------  -------
exists immediately prior to, and after giving effect to, such merger or consolidation.

     Section 7.5  Limitation on Guaranties.  The Borrower shall not, and shall
                  ------------------------
not permit any Restricted Subsidiary to, at any time Guaranty, assume, be obligated with respect to, or permit to be outstanding any Guaranty of, any obligation of any other Person other than (a) a guaranty by endorsement of negotiable instruments for collection in the ordinary course of business, (b) obligations under agreements of any Restricted Subsidiary entered into in connection with Acquisitions permitted under this Agreement, leases of real property or the acquisition or furnishing of services, supplies and equipment in the ordinary course of business of any Restricted Subsidiary, (c) Guaranties of Indebtedness incurred as permitted pursuant to Section 7.1 hereof, (d) as may be contained in any Loan Document including, without limitation, any Subsidiary Guaranty, or (e) Guaranties required or permitted under the ATS Facility A Loan Agreement or the ATS Facility B Loan Agreement.

     Section 7.6  Investments and Acquisitions.  The Borrower shall not, and
                  ----------------------------
shall not permit any Restricted Subsidiary to, directly or indirectly, make any loan or advance, or otherwise acquire for consideration evidences of Indebtedness, capital stock or other securities of any Person or other assets or property (other than assets or property in the ordinary course of business), or make any Acquisition; provided, however, that:
                      --------  -------

          (a) the Borrower and any Restricted Subsidiary may directly or through a brokerage account (i) purchase marketable, direct obligations of the United States of America, its agencies and instrumentalities maturing within three hundred sixty-five (365) days of the date of purchase, (ii) purchase commercial paper, money-market funds and business savings accounts issued by corporations, each of which shall have a combined net worth of at least $100,000,000 and each of which conducts a substantial part of its business in the United States of America, maturing within two hundred seventy (270) days from the date of the original issue thereof, and rated "P-2" or better by Moody's Investors Service, Inc. or "A-2" or better by Standard and Poor's Ratings Group, a division of McGraw-Hill, (iii) purchase repurchase agreements, bankers' acceptances, and domestic and Eurodollar certificates of deposit maturing within three hundred sixty-five (365) days of the date of purchase which are issued by, or time deposits maintained with, a United States national or state bank the deposits of which are insured by the Federal Deposit Insurance Corporation or the Federal Savings and Loan Insurance Corporation and having capital, surplus and undivided profits totaling more than $100,000,000 and rated "A" or better by Moody's Investors Service, Inc. or Standard and Poor's Ratings Group, a division of McGraw-Hill, Inc.;

          (b) so long as no Default then exists or would be caused thereby, any Restricted Subsidiary may establish Unrestricted Subsidiaries and make Investments in such Unrestricted Subsidiaries of up to, in the aggregate, at any time, the sum of (i) $50,000,000, with loans borrowed under the ATS Facility A Loan Agreement or the ATS Facility B Loan Agreement, and (ii) and equity proceeds not used to pay the Separation Obligations or to make Investments permitted under Sections 7.6(c) and (d) hereof;

          (c) so long as no Default then exists or would be caused thereby, and subject to compliance with Section 5.12 hereof, any Restricted Subsidiary may make Acquisitions; provided, however, that Acquisitions described in clause
                   --------  -------
(iii) of the definition of "Acquisitions" shall not exceed at any time, in the aggregate, the sum of (i) $50,000,000, and (ii) equity proceeds not used to pay the Separation Obligations after the Agreement Date or to make Investments permitted under Section 7.6(b) and (d) hereof;

          (d) so long as no Default then exists or would be caused thereby, and subject to compliance with Section 5.12 hereof, any Restricted Subsidiary may make Investments (i) in communications tower facilities and communications tower related companies, in an amount not to exceed at any time, in the aggregate, the sum of (i) $25,000,000 and (ii) equity proceeds not used to pay the Separation Obligations or to make Investments permitted under Sections 7.6(b) and (c) hereof; provided, however, that a Restricted Subsidiary has executed a binding
        --------  -------
acquisition or merger agreement with such company;

          (e) any Restricted Subsidiary may make Investments consisting of the Sconnix Note; and

          (f) (i) make loans and advances to employees in the ordinary course of business and (ii) receive notes from employees in an amount not to exceed $2,000,000 in the aggregate in connection with the exercise of stock options

          Section 7.7  Restricted Payments.  The Borrower shall not, and shall
                       -------------------
not permit any of its Restricted Subsidiaries to, directly or indirectly declare or make any Restricted Payment; provided, however, that the Borrower may (a)
                                --------  -------
make payments with respect to Interim Financing (including the redemption thereof with the cash proceeds of a public equity offering by the Borrower), (b) make Restricted Payments contemplated in Section 3.1(f) hereof; and (c) make Restricted Payments in an amount not to exceed at any time, in the aggregate, the equity proceeds not used (i) to pay the Separation Obligations or (ii) for one or more of the purposes permitted by Section 7.6(b), (c) or (d) hereof.

     Section 7.8   Total Leverage Ratio.  (a) As of the end of any calendar
                   --------------------
quarter, and (b) at the time of any Advance hereunder (after giving effect to such Advance), the Borrower shall not permit the Total Leverage Ratio to exceed the ratios set forth below during the periods indicated:

                    Period                                  Total Leverage Ratio
                    ------                                  --------------------
     Closing through September 29,1999                              8.00:1
     September 30, 1999 through September 29, 2000                  7.75:1
     September 30, 2000 through March 30, 2001                      7.50:1
     March 31, 2001 through June 29, 2001                           6.75:1
     June 30, 2001 through September 29, 2001                       6.50:1
     September 30, 2001 through December 30, 2001                   6.25:1
     December 31, 2001 through March 30, 2002                       5.75:1
     March 31, 2002 through June 29, 2002                           5.50:1
     June 30, 2002 through September 29, 2002                       5.25:1
     September 30, 2002 through December 30, 2002                   5.00:1
     December 31, 2002 through March 30, 2003                       4.75:1
     March 31, 2003 through June 29, 2003                           4.50:1
     June 30, 2003 through September 29, 2003                       4.25:1
     September 30, 2003 and thereafter                              4.00:1

     Section 7.9   Affiliate Transactions.  Except as specifically provided
                   ----------------------
herein (including, without limitation, Sections 7.4, 7.6 and 7.7 hereof) and as may be described on Schedule 6 attached hereto, the Borrower shall not, and
                    ----------
shall not permit any Restricted Subsidiary to, at any time engage in any transaction with an Affiliate other than between or among the wholly-owned Restricted Subsidiary, or make an assignment or other transfer of any of its properties or assets to any Affiliate, on terms less advantageous to the Borrower or such Restricted Subsidiary than would be the case if such transaction had been effected with a non-Affiliate.

     Section 7.10  ERISA Liabilities.  The Borrower shall not, and shall cause
                   -----------------
each of its ERISA Affiliates not to, (a) permit the assets of any of their respective Plans to be less than the amount necessary to provide all accrued benefits under such Plans, or (b) enter into any Multiemployer Plan.

     Section 7.11  Sales and Leasebacks.  The Borrower will not and will not
                   --------------------
permit any Restricted Subsidiary to enter into, any arrangement, directly or indirectly, with any third party whereby the Borrower or a Restricted Subsidiary shall sell or transfer any property, real or personal, whether now owned or hereafter acquired, and whereby the Borrower or such

Restricted Subsidiary shall then or thereafter rent or lease as lessee such property or any part thereof or other property which the Borrower or such Restricted Subsidiary intends to use for substantially the same purpose or purposes as the property sold or transferred.


                              ARTICLE 8   Default

     Section 8.1  Events of Default.  Each of the following shall constitute an
                  -----------------
Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or non-governmental body:

          (a) Any representation or warranty made under this Agreement shall prove incorrect or misleading in any material respect when made or deemed to be made pursuant to Section 4.2 hereof;

          (b) The Borrower shall default in the payment of (i) any interest under any of the Notes or fees or other amounts payable to the Lenders and the Administrative Agent under any of the Loan Documents, or any of them, when due, and such Default shall not be cured by payment in full within three (3) Business Days from the due date or (ii) any principal under any of the Notes when due;

          (c) The Borrower shall default in the performance or observance of any agreement or covenant contained in Sections 5.2(a), 5.10, 7.1, 7.2, 7.4, 7.5, 7.7 or 7.8 hereof;

          (d) The Borrower shall default in the performance or observance of any other agreement or covenant contained in this Agreement not specifically referred to elsewhere in this Section 8.1, and such default shall not be curable within a period of thirty (30) days (or with respect to Sections 5.3, 5.4, 5.5, 5.6, 5.7, 5.8, 5.9, 5.12, 5.13, 5.14, 6.4, 6.5, 7.3, 7.9, 7.10 and 7.11 hereof, such longer period not to exceed sixty (60) days if such default is curable within such period and the Borrower is proceeding in good faith with all diligent efforts to cure such default) from the date on which such Default became known to the Borrower;

          (e) There shall occur any default in the performance or observance of any agreement or covenant or breach of any representation or warranty contained in any of the Loan Documents (other than this Agreement or as otherwise provided in this Section 8.1) by the Borrower, any Restricted Subsidiary, or any other obligor thereunder, which shall not be cured within a period of thirty (30) days (or such longer period not to exceed sixty (60) days if such default is curable within such period and the Borrower or such Restricted Subsidiary or other obligor is proceeding in good faith with all diligent efforts to cure such default) from the later of (i) occurrence of such Default and (ii) date on which such default became known to the Borrower;

          (f) There shall be entered and remain unstayed a decree or order for relief in respect of the Borrower or any Restricted Subsidiary under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable Federal or state bankruptcy law or other similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official of the Borrower or any Restricted Subsidiary, or of any substantial part of their respective properties, or ordering the winding-up or liquidation of the affairs of the Borrower or any Restricted Subsidiary; or an involuntary petition shall be filed against the Borrower or any Restricted Subsidiary and a temporary stay entered, and (i) such petition and stay shall not be diligently contested, or (ii) any such petition and stay shall continue undismissed for a period of ninety (90) consecutive days;

          (g) The Borrower or any Restricted Subsidiary shall file a petition, answer or consent seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable Federal or state bankruptcy law or other similar law, or the Borrower or any Restricted Subsidiary shall consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment or taking of possession of a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Borrower or any Restricted Subsidiary or of any substantial part of their respective properties, or the Borrower or any Restricted Subsidiary shall fail generally to pay their respective debts as they become due or shall be adjudicated insolvent; the Borrower shall suspend or discontinue its business, except as permitted by Section 7.4 hereof; the Borrower or any Restricted Subsidiary shall have concealed, removed any of its property with the intent to hinder or defraud its creditors or shall have made a fraudulent or preferential transfer under any applicable fraudulent conveyance or bankruptcy law, or the Borrower or any Restricted Subsidiary shall take any action in furtherance of any such action;

          (h) A judgment not covered by insurance or indemnification, where the indemnifying party has agreed to indemnify and is financially able to do so, shall be entered by any court against the Borrower or any Restricted Subsidiary for the payment of money which exceeds singly, or in the aggregate with other such judgments, $10,000,000, or a warrant of attachment or execution or similar process shall be issued or levied against property of the Borrower or any Restricted Subsidiary which, together with all other such property of the Borrower or any Restricted Subsidiary subject to other such process, exceeds in value $10,000,000 in the aggregate, and if, within thirty (30) days after the entry, issue or levy thereof, such judgment, warrant or process, shall not have been paid or discharged or stayed pending appeal or removed to bond, or if, after the expiration of any such stay, such judgment, warrant or process shall not have been paid or discharged or removed to bond;

          (i) There shall be at any time any "accumulated funding deficiency," as defined in ERISA or in Section 412 of the Code, with respect to any Plan maintained by the Borrower or any of its Subsidiaries or any ERISA Affiliate, or to which the Borrower or any of its Subsidiaries or any ERISA Affiliate has any liabilities, or any trust created thereunder; or a trustee shall be appointed by a United States District Court to administer any such Plan; or PBGC shall institute proceedings to terminate any such Plan; or the Borrower or any of its Subsidiaries or any ERISA Affiliate shall incur any liability to PBGC in connection with the termination of any such Plan; or any Plan or trust created under any Plan of the Borrower or any of its Subsidiaries or any ERISA Affiliate shall engage in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) which would subject any such Plan, any trust created thereunder, any trustee or administrator thereof, or any party dealing with any such Plan or trust to the tax or penalty on "prohibited transactions" imposed by Section 502 of ERISA or Section 4975 of the Code;

          (j) There shall occur (i) any acceleration of the maturity of any Indebtedness of the Borrower or any Restricted Subsidiary (other than the ATS Facility A Loan Agreement and the ATS Facility B Loan Agreement) in an aggregate principal amount exceeding $5,000,000, or, as a result of a failure to comply with the terms thereof, such Indebtedness shall otherwise have become due and payable; or (ii) any event or condition the occurrence of which would permit such acceleration of such Indebtedness, or which, as a result of a failure to comply with the terms thereof, would make such Indebtedness otherwise due and payable, and which event or condition has not been cured within any applicable cure period or waived in writing prior to any declaration of an Event of Default or acceleration of the Loans hereunder;

          (k) The Borrower and its Restricted Subsidiaries are for any reason no longer able to operate or manage the related communications tower facilities or portions thereof and retain the revenue received therefrom, and the overall effect of which would be to reduce Annualized Operating Cash Flow (determined as at the last day of the most recently ended fiscal year of the Borrower) by ten percent (10%) or more;

          (1) Any material Loan Document, or any material provision thereof, shall at any time and for any reason be declared by a court of competent jurisdiction to be null and void, or a proceeding shall be commenced by the Borrower or any Restricted Subsidiary or by any governmental authority having jurisdiction over the Borrower or any Restricted Subsidiary seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof), or the Borrower or any Subsidiary shall deny that it has any liability or obligation for the payment of principal or interest purported to be created under any Loan Document;

          (m) Any material Security Document shall, for any reason, fail or cease (except by reason of lapse of time) to create a valid and perfected Lien on or Security Interest in any material portion of the Collateral purported to be covered thereby;

          (n)  There shall occur any Change of Control;

          (o) Borrower or any Restricted Subsidiary shall be indicted under the Racketeer Influenced and Corrupt Organizations Act of 1970 (18 U.S.C. (S) 1961 et seq.);

          (p) There shall occur and be continuing any "Event of Default" resulting from a failure to make a payment of principal or interest under the ATS Facility A Loan Agreement or the ATS Facility B Loan Agreement; or

          (q) The Borrower shall, without the consent of the Required Lenders under each of the ATS Facility A Loan Agreement and the ATS Facility B Loan Agreement, prepay all or part of the principal amount of the Loans then outstanding.

     Section 8.2  Remedies.
                  --------

          (a) If an Event of Default specified in Section 8.1 (other than an Event of Default under Section 8.1(f) or (g) hereof) shall have occurred and shall be continuing, the Administrative Agent, at the request of the Majority Lenders, but subject to Section 9.8 hereof, shall declare the principal of and interest on the Loans and the Notes and all other amounts owed to the Lenders and the Administrative Agent under this Agreement, the Notes and any other Loan Documents to be forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything in this Agreement, the Notes or any other Loan Document to the contrary notwithstanding.

          (b) Upon the occurrence and continuance of an Event of Default specified in Section 8.1(f) or (g) hereof, all principal, interest and other amounts due hereunder and under the Notes, and all other Obligations, shall thereupon and concurrently therewith become due and payable and the principal amount of the Loans outstanding hereunder shall bear interest at the Default Rate, all without any action by the Administrative Agent or the Lenders or the Majority Lenders or any of them and without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or in the other Loan Documents to the contrary notwithstanding.

          (c)  Upon acceleration of the Notes, as provided in subsection (a) or
(b) of this Section 8.2, the Administrative Agent and the Lenders shall have all of the post-default rights granted to them, or any of them, as applicable under the Loan Documents and under Applicable Law.

          (d)  Upon acceleration of the Notes, as provided in subsection (a) or
(b) of this Section 8.2, the Administrative Agent shall have the right (but not the obligation) upon the request of the Lenders to operate the communications tower facilities of the Borrower and its Restricted Subsidiaries in accordance with the terms of the Licenses and pursuant to the terms and subject to any limitations contained in the Security Documents and, within guidelines established by the Majority Lenders, to make any and all payments and expenditures necessary or desirable in connection therewith, including, without limitation, payment of wages as required under the Fair Labor Standards Act, as amended, and of any necessary withholding taxes to state or federal authorities. In the event the Majority Lenders fail to agree upon the guidelines referred to in the preceding sentence within six (6) Business Days' after the Administrative Agent has begun to operate the communications tower facilities, the Administrative Agent may, after giving three (3) days' prior written notice to the Lenders of its intention to do so, make such payments and expenditures as it deems reasonable and advisable in its sole discretion to maintain the normal day-to-day operation of such communications tower facilities. Such payments and expenditures in excess of receipts shall constitute Advances under the Commitment, not in excess of the amount of the Commitment. Advances made pursuant to this Section 8.2(d) shall bear interest as provided in Section 2.3(d) hereof and shall be payable on demand. The making of one or more Advances under this Section 8.2(d) shall not create any obligation on the part of the Lenders to make any additional Advances hereunder. No exercise by the Administrative Agent of the rights granted to it under this Section 8.2(d) shall constitute a waiver of any other rights and remedies granted to the Administrative Agent and the Lenders, or any of them, under this Agreement or at law. The Borrower hereby irrevocably appoints the Administrative Agent as agent for the Lenders, the true and lawful attorney of the Borrower, in its name and stead and on its behalf, to execute, receipt for or otherwise act in connection with any and all contracts, instruments or other documents in connection with the completion and operation of the communications tower facilities in the exercise of the Administrative Agent's and the Lenders' rights under this
Section 8.2(d). Such power of attorney is coupled with an interest and is irrevocable. The rights of the Administrative Agent under this Section 8.2(d) shall be subject to its prior compliance with the Communications Act and the FCC rules and policies promulgated thereunder to the extent applicable to the exercise of such rights.

          (e)  Upon acceleration of the Notes, as provided in subSection (a) or
(b) of this Section 8.2, the Administrative Agent, upon request of the Majority Lenders, shall have the right to appoint a receiver for the properties and assets of the Borrower and its Restricted Subsidiaries, and the Borrower, for itself and on behalf of its Restricted Subsidiaries, hereby consents to such rights and such appointment and hereby waives any objection the Borrower or any Restricted Subsidiary may have thereto or the right to have a bond or other security posted by the Administrative Agent, on behalf of the Lenders, in connection therewith. The rights of the Administrative Agent under this Section 8.2(e) shall be subject to its prior compliance with the Communications Act and the FCC rules and policies promulgated thereunder to the extent applicable to the exercise of such rights.

          (f) The rights and remedies of the Administrative Agent and the Lenders hereunder shall be cumulative, and not exclusive.

     Section 8.3  Payments Subsequent to Declaration of Event of Default.
                  ------------------------------------------------------
Subsequent to the acceleration of the Loans under Section 8.2 hereof, payments and prepayments under this Agreement made to the Administrative Agent and the Lenders or otherwise received by any of such Persons (from realization on Collateral for the Obligations or otherwise) shall be paid over to the Administrative Agent (if necessary) and distributed by the Administrative Agent as follows: first, to the Administrative Agent's reasonable costs and expenses,
             -----
if any, incurred in connection with the collection of such payment or prepayment, including, without limitation, any reasonable costs incurred by it in connection with the sale or disposition of any Collateral for the Obligations and all amounts under Sections 11.2(b) and (c) hereof; second, to the Lenders or
                                                       ------
the Administrative Agent for any fees hereunder or under any of the other Loan Documents then due and payable; third, to the Lenders pro rata on the basis of
                                -----
their respective unpaid principal amounts (except as provided in Section 2.2(e) hereof), to the payment of any unpaid interest which may have accrued on the Obligations; fourth, to the Lenders pro rata until all Loans have been paid in
             ------
full; fifth, to the Lenders pro rata on the basis of their respective unpaid
      -----
amounts, to the payment of any other unpaid Obligations; and sixth, to the
                                                             -----
Borrower or as otherwise required by law.


                      ARTICLE 9  The Administrative Agent

     Section 9.1  Appointment and Authorization.  Each Lender hereby irrevocably
                  -----------------------------
appoints and authorizes, and hereby agrees that it will require any transferee of any of its interest in its portion of the Loans and in its Note irrevocably to appoint and authorize, the Administrative Agent to take such actions as its agent on its behalf and to exercise such powers hereunder and under the other Loan Documents as are delegated by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Neither the Administrative Agent, nor any of its respective directors, officers, employees or agents, shall be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct as determined by a final, non-appealable judicial order of a court of competent jurisdiction.

     Section 9.2  Interest Holders.  The Administrative Agent may treat each
                  ----------------
Lender, or the Person designated in the last notice filed with the Administrative Agent, as the holder of all of the interests of such Lender in its portion of the Loans and in its Note until written notice of transfer, signed by such Lender (or the Person designated in the last notice filed with the Administrative Agent) and by the Person designated in such written notice of transfer, in form and substance satisfactory to the Administrative Agent, shall have been filed with the Administrative Agent.

     Section 9.3  Consultation with Counsel.  The Administrative Agent may
                  -------------------------
consult with Powell, Goldstein, Frazer & Murphy LLP, Atlanta, Georgia, special counsel to the Administrative Agent, or with other legal counsel selected by it and shall not be liable for any action taken or suffered by it in good faith in consultation with the Majority Lenders and in reasonable reliance on such consultations.

     Section 9.4  Documents.  The Administrative Agent shall be under no duty to
                  ---------
examine, inquire into, or pass upon the validity, effectiveness or genuineness of this Agreement, any Note, any other Loan Document, or any instrument, document or communication furnished pursuant hereto or in connection herewith, and the Administrative Agent shall be entitled to assume that they are valid, effective and genuine, have been signed or sent by the proper parties and are what they purport to be.

     Section 9.5  Administrative Agent and Affiliates.  With respect to the
                  -----------------------------------
Commitment and the Loans, the Administrative Agent shall have the same rights and powers hereunder as any other Lender and the Administrative Agent and Affiliates of the Administrative Agent may accept deposits from, lend money to and generally engage in any kind of business with the Borrower, any of its Subsidiaries or other Affiliates of, or Persons doing business with, the Borrower, any of its Subsidiaries or other Affiliates, as if they were not affiliated with the Administrative Agent and without any obligation to account therefor.

     Section 9.6  Responsibility of the Administrative Agent.  The duties and
                  ------------------------------------------
obligations of the Administrative Agent under this Agreement are only those expressly set forth in this Agreement. The Administrative Agent shall be entitled to assume that no Default or Event of Default has occurred and is continuing unless it has actual knowledge, or has been notified in writing by the Borrower, of such fact, or has been notified by a Lender in writing that such Lender considers that a Default or an Event of Default has occurred and is continuing, and such Lender shall specify in detail the nature thereof in writing. The Administrative Agent shall not be liable hereunder for any action taken or omitted to be taken except for its own gross negligence or willful misconduct as determined by a final, non-appealable judicial order of a court of competent jurisdiction. The Administrative Agent shall provide each Lender with copies of such documents received from the Borrower as such Lender may reasonably request.

     Section 9.7  Action by the Administrative Agent.
                  ----------------------------------

          (a) The Administrative Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it by, and with respect to taking or refraining from taking any action or actions which it may be able to take under or in respect of, this Agreement, unless the Administrative Agent shall have been instructed by the Majority Lenders to exercise or refrain from exercising such rights or to take or refrain from taking such action; provided, however, that the Administrative Agent shall
                         --------  -------
not exercise any rights under Section 8.2(a) hereof without the request of the Majority Lenders (or, where expressly required, all the Lenders), unless time is of the essence, in which case, such action can be taken at the request of the Administrative Agent. The Administrative Agent shall incur no liability under or in respect of this Agreement with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment or which may seem to it to be necessary or desirable in the circumstances, except for its gross negligence or willful misconduct as determined by a final, non-appealable judicial order of a court having jurisdiction over the subject matter.

          (b) The Administrative Agent shall not be liable to the Lenders or to any Lender or the Borrower or any of the Borrower's Subsidiaries in acting or refraining from acting under this Agreement or any other Loan Document in accordance with the instructions of the Majority Lenders (or, where expressly required, all of the Lenders), and any action taken or failure to act pursuant to such instructions shall be binding on all of the Lenders, except for its gross negligence or willful misconduct as determined by a final, non-appealable judicial order of a court having jurisdiction over the subject matter. The Administrative Agent shall not be obligated to take any action which is contrary to law or which would in its reasonable opinion subject it to liability.

     Section 9.8  Notice of Default or Event of Default.  In the event that the
                  -------------------------------------
Administrative Agent or any Lender shall acquire actual knowledge, or shall have been notified, of any Default or Event of Default, the Administrative Agent or such Lender shall promptly notify the Lenders (provided, however, that failure
                                               --------  -------
to give such notice shall not result in any liability on the part of such Lender or Administrative Agent), and the Administrative Agent shall take such action and assert such rights under this Agreement and the other Loan Documents as the Majority Lenders shall request in writing, and the Administrative Agent shall not be subject to any liability by reason of its acting pursuant to any such request. If the Majority Lenders shall fail to request the Administrative Agent to take action or to assert rights under this Agreement or any other Loan Documents in respect of any Default or Event of Default within ten (10) days after their receipt of the notice of any Default or Event of Default from the Administrative Agent or any Lender, or shall request inconsistent action with respect to such Default or Event of Default, the Administrative Agent may, but shall not be required to, take such action and assert such rights (other than rights under Article 8 hereof) as it deems in its discretion to be advisable for the protection of the Lenders, except that, if the Majority Lenders have instructed the Administrative Agent not to take such action or assert such right, in no event shall the Administrative Agent act contrary to such instructions, unless time is of the essence, in which case, the Administrative Agent may act in accordance with its reasonable discretion.

     Section 9.9  Responsibility Disclaimed.  The Administrative Agent shall not
                  -------------------------
be under any liability or responsibility whatsoever as Administrative Agent:

          (a) To the Borrower or any other Person as a consequence of any failure or delay in performance by, or any breach by, any Lender or Lenders of any of its or their obligations under this Agreement;

          (b) To any Lender or Lenders as a consequence of any failure or delay in performance by, or any breach by, (i) the Borrower of any of its obligations under this Agreement or the Notes or any other Loan Document, or (ii) any Restricted Subsidiary or any other obligor under any other Loan Document;

          (c) To any Lender or Lenders, for any statements, representations or warranties in this Agreement, or any other document contemplated by this Agreement or any information provided pursuant to this Agreement, any other Loan Document, or any other document contemplated by this Agreement, or for the validity, effectiveness, enforceability or sufficiency of this Agreement, the Notes, any other Loan Document, or any other document contemplated by this Agreement; or

          (d) To any Person for any act or omission other than that arising from gross negligence or willful misconduct of the Administrative Agent as determined by a final, non-appealable judicial order of a court of competent jurisdiction.

     Section 9.10 Indemnification.  The Lenders agree to indemnify the
                  ---------------
Administrative Agent (to the extent not reimbursed by the Borrower) pro rata according to their respective Commitment Ratios, from and against any and all liabilities, obligations, losses (other than the loss of principal, interest and fees hereunder in the event of a bankruptcy or out-of-court 'work-out' of the Loans), damages, penalties, actions, judgments, suits, costs, expenses

(including, without limitation, fees and expenses of experts, agents, consultants and counsel), or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement, any other Loan Document, or any other document contemplated by this Agreement or any other Loan Document or any action taken or omitted by the Administrative Agent under this Agreement, any other Loan Document, or any other document contemplated by this Agreement, except that no Lender shall be liable to the Administrative Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements resulting from the gross negligence or willful misconduct of the Administrative Agent as determined by a final, non-appealable judicial order of a court having jurisdiction over the subject matter.

     Section 9.11  Credit Decision.  Each Lender represents and warrants to each
                   ---------------
other and to the Administrative Agent that:

          (a) In making its decision to enter into this Agreement and to make its portion of the Loans it has independently taken whatever steps it considers necessary to evaluate the financial condition and affairs of the Borrower, and that it has made an independent credit judgment, and that it has not relied upon the Administrative Agent or information provided by the Administrative Agent (other than information provided to the Administrative Agent by the Borrower and forwarded by the Administrative Agent to the Lenders); and

          (b) So long as any portion of the Loans remains outstanding or such Lender has an obligation to make its portion of Advances hereunder, it will continue to make its own independent evaluation of the financial condition and affairs of the Borrower.

     Section 9.12  Successor Administrative Agent.  Subject to the appointment
                   ------------------------------
and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time for cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Administrative Agent which appointment shall, prior to a Default, be subject to the consent of the Borrower, acting reasonably. If (a) no successor Administrative Agent shall have been so appointed by the Majority Lenders or (b) if appointed, no successor Administrative Agent shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gave notice of resignation or the Majority Lenders removed the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be any Lender or a commercial bank organized under the laws of the United States of America or any political subdivision thereof which has combined capital and reserves in excess of $250,000,000 and which shall be reasonably acceptable to the Borrower. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges, duties and obligations of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent the provisions of this Article shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent. In the event that the Administrative Agent or any of its respective Affiliates ceases to be a Lender hereunder, such Person shall resign its agency hereunder.

     Section 9.13  Delegation of Duties.  The Administrative Agent may execute
                   --------------------
any of its duties under the Loan Documents by or through agents or attorneys selected by it using reasonable care, and shall be entitled to advice of counsel concerning all matters pertaining to such duties.


                     ARTICLE 10  Changes in Circumstances
                 Affecting LIBOR Advances and Increased Costs

     Section 10.1  LIBOR Basis Determination Inadequate or Unfair.  If with
                   ----------------------------------------------
respect to any proposed LIBOR Advance for any Interest Period, the Administrative Agent determines after consultation with the Lenders that deposits in dollars (in the applicable amount) are not being offered to each of the Lenders in the relevant market for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Lenders, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such situation no longer exist, the obligations of any affected Lender to make its portion of such LIBOR Advances shall be suspended.

     Section 10.2  Illegality.  If after the date hereof, the adoption of any
                   ----------
Applicable Law, or any change in any Applicable Law (whether adopted before or after the Agreement Date), or any change in interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall make it unlawful or impossible for any Lender to make, maintain or fund its portion of LIBOR Advances, such Lender shall so notify the Administrative Agent, and the Administrative Agent shall forthwith give notice thereof to the other Lenders and the Borrower. Before giving any notice to the Administrative Agent pursuant to this Section 10.2, such Lender shall designate a different lending office if such designation will avoid the need for giving such notice and will not, in the sole reasonable judgment of such Lender, be otherwise materially disadvantageous to such Lender. Upon receipt of such notice, notwithstanding anything contained in Article 2 hereof, the Borrower shall repay in full the then outstanding principal amount of such Lender's portion of each affected LIBOR Advance, together with accrued interest thereon, on either (a) the last day of the then current Interest Period applicable to such affected LIBOR Advances if such Lender may lawfully continue to maintain and fund its portion of such LIBOR Advance to such day or (b) immediately if such Lender may not lawfully continue to fund and maintain its portion of such affected LIBOR Advances to such day. Concurrently with repaying such portion of each affected LIBOR Advance, the Borrower may borrow a Base Rate Advance from such Lender, whether or not it would have been entitled to effect such borrowing, and such Lender shall make such Advance, if so requested, in an amount such that the outstanding principal amount of the affected Note held by such Lender shall equal the outstanding principal amount of such Note or Notes immediately prior to such repayment.

     Section 10.3  Increased Costs.
                   ---------------

          (a) If after the date hereof, the adoption of any Applicable Law, or any change in any Applicable Law (whether adopted before or after the Agreement
Date), or any interpretation or change in interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof or compliance by any Lender with any directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

               (1) shall subject any Lender to any tax, duty or other charge with respect to its obligation to make its portion of LIBOR Advances, or its portion of existing Advances, or shall change the basis of taxation of payments to any Lender of the principal of or interest on its portion of LIBOR Advances or in respect of any other amounts due under this Agreement or its obligation to make its portion of LIBOR Advances (except for changes in the rate or method of calculation of tax on the revenues or net income of such Lender); or

               (2) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System, but excluding any included in an applicable Eurodollar Reserve Percentage), special deposit, capital adequacy, assessment or other requirement or condition against assets of, deposits with or for the account of, or commitments or credit extended by, any Lender or shall impose on any Lender or the London interbank borrowing market any other condition affecting its obligation to make its portion of such LIBOR Advances or its portion of existing Advances;

and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining any of its portion of LIBOR Advances, or to reduce the amount of any sum received or receivable by such Lender under this Agreement or under its Note with respect thereto, then, within ten (10) days after demand by such Lender, the Borrower agrees to pay to such Lender such additional amount or amounts as will compensate such Lender for such increased costs. All payments made by the Borrower under this Agreement shall, as set forth above, be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp, or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any governmental authority excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on any Lender as a result of present or former connection between such Person and the jurisdiction of the governmental authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Person having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to any Lender hereunder, the amounts so payable to such Person shall be increased to the extent necessary to yield to such Person (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement; provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Person fails to comply with the requirements of Section 2.10 of this Agreement. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as result of any such failure. The Borrower shall make any payments required pursuant to the immediately preceding sentence within thirty (30) days after receipt of written demand therefor from the Administrative Agent or any Lender, as the case may be. The agreements set forth in this 10.3 shall survive the termination of this Agreement and the payment of the Obligations. Each Lender will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section
10.3 and will designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole reasonable judgment of such Lender made in good faith, be otherwise disadvantageous to such Lender. Notwithstanding any provision herein to the contrary, the Borrower shall have no obligation to pay any Lender any amount which the Borrower is required to withhold due to the failure of such Lender to file any statement of exemption required by the Code.

          (b) Any Lender claiming compensation under this Section 10.3 shall provide the Borrower with a written certificate setting forth the additional amount or amounts to be paid to it hereunder and calculations therefor in reasonable detail. Such certificate shall be presumptively correct absent manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods. If any Lender demands compensation under this Section 10.3, the Borrower may at any time, upon at least five (5) Business Days' prior notice to such Lender, prepay in full such Lender's portion of the then outstanding LIBOR Advances, together with accrued interest and fees thereon to the date of prepayment, along with any reimbursement required under Section
2.10 hereof and this Section 10.3. Concurrently with prepaying such portion of LIBOR Advances the Borrower may, whether or not then entitled to make such borrowing, borrow a Base Rate Advance, or a LIBOR Advance not so affected, from such Lender, and such Lender shall, if so requested, make such Advance in an amount such that the outstanding principal amount of the affected Note or Notes held by such Lender shall equal the outstanding principal amount of such Note or Notes immediately prior to such prepayment.

     Section 10.4  Effect On Other Advances.  If notice has been given pursuant
                   ------------------------
to Section 10.1, 10.2 or 10.3 hereof suspending the obligation of any Lender to make its portion of any type of LIBOR Advance, or requiring such Lender's portion of LIBOR Advances to be repaid or prepaid, then, unless and until such Lender notifies the Borrower that the circumstances giving rise to such repayment no longer apply, all amounts which would otherwise be made by such Lender as its portion of LIBOR Advances shall, unless otherwise notified by the Borrower, be made instead as Base Rate Advances.


                           ARTICLE 11 Miscellaneous

     Section 11.1  Notices.
                   -------

          (a) Except as otherwise expressly provided herein, all notices and other communications under this Agreement and the other Loan Documents (unless otherwise specifically stated therein) shall be in writing and shall be deemed to have been given three (3) Business Days after deposit in the mail, designated as certified mail, return receipt requested, postage-prepaid, or one (1) Business Day after being entrusted to a reputable commercial overnight delivery service for next day delivery, or when sent on a Business Day prior to 5:00 p.m. (New York, New York time) by telecopy addressed to the party to which such notice is directed at its address determined as provided in this Section 11.1. All notices and other communications under this Agreement shall be given to the parties hereto at the following addresses:


               (i)  If to the Borrower, to it at:

                    American Tower Corporation
                    116 Huntington Avenue
                    Boston, Massachusetts  02111
                    Attn:   Joseph B. Winn, Chief Financial Officer

               with copies to:

                    Sullivan & Worcester LLP
                    One Post Office Square
                    Boston, Massachusetts 02110
                    Attn:   Norman A. Bikales, Esq.

               (ii) If to the Administrative Agent, to it at:

                    Toronto Dominion (Texas), Inc.
                    909 Fannin Street, Suite 1700
                    Houston, Texas 77010
                    Attention:   Agency Department

               with a copy to:

                    The Toronto-Dominion Bank
                    Toronto Dominion Securities, Inc.
                    USA Division
                    31 West 52nd Street
                    New York, NY 10019-6101
                    Attn:   Managing Director, Communications Finance
               and with a copy to:

                    Powell, Goldstein, Frazer & Murphy LLP
                    Sixteenth Floor
                    191 Peachtree Street, N.E.
                    Atlanta, Georgia  30303
                    Attn:   Douglas S. Gosden, Esq.

               (iii) If to the Lenders, to them at the addresses set forth beside their names as set forth on Schedule 8 attached hereto.
                                        ----------

The failure to provide copies shall not affect the validity of the notice given to the primary recipient.

          (b) Any party hereto may change the address to which notices shall be directed under this Section 11.1 by giving ten (10) days' written notice of such change to the other parties.

     Section 11.2  Expenses.  The Borrower will promptly pay, or reimburse:
                   --------

          (a) all reasonable out-of-pocket expenses of the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents, and the transactions contemplated hereunder and thereunder and the making of the initial Advance hereunder (whether or not such Advance is made), including, without limitation, the reasonable fees and disbursements of Powell, Goldstein, Frazer & Murphy LLP, Atlanta, Georgia special counsel for the Administrative Agent; and

          (b) all reasonable out-of-pocket costs and expenses of the Administrative Agent and the Lenders of enforcement under this Agreement or the other Loan Documents and all reasonable out-of-pocket costs and expenses of collection if an Event of Default occurs in the payment of the Notes, which in each case shall include, without limitation, reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent and the Lenders.

     Section 11.3  Waivers.  The rights and remedies of the Administrative Agent
                   -------
and the Lenders under this Agreement and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies which they would otherwise have. No failure or delay by the Administrative Agent, the Majority Lenders, or the Lenders, or any of them, in exercising any right, shall operate as a waiver of such right. The Administrative Agent and the Lenders expressly reserve the right to require strict compliance with the terms of this Agreement in connection with any future funding of a Request for Advance. In the event the Lenders decide to fund a Request for Advance at a time when the Borrower is not in strict compliance with the terms of this Agreement, such decision by the Lenders shall not be deemed to constitute an undertaking by the Lenders to fund any further Request for Advance or preclude the Lenders or the Administrative Agent from exercising any rights available under the Loan Documents or at law or equity. Any waiver or indulgence granted by the Administrative Agent, the Lenders, or the Majority Lenders, shall not constitute a modification of this Agreement or any other Loan Document, except to the extent expressly provided in such waiver or indulgence, or constitute a course of dealing at variance with the terms of this Agreement or any other Loan Document such as to require further notice of their intent to require strict adherence to the terms of this Agreement or any other Loan Document in the future.

     Section 11.4  Set-Off.  In addition to any rights now or hereafter granted
                   -------
under Applicable Law and not by way of limitation of any such rights, upon the occurrence of an Event of Default and during the continuation thereof, the Administrative Agent and each of the Lenders are hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower or to any other Person, any such notice being, to the extent permitted by Applicable Law, hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, including, but not limited to, Indebtedness evidenced by certificates of deposit, in each case whether matured or unmatured) and any other Indebtedness at any time held or owing by any Lender or Administrative Agent, to or for the credit or the account of the Borrower or any Restricted Subsidiary, against and on account of the obligations and liabilities of the Borrower to the Lenders and the Administrative Agent, including, but not limited to, all Obligations and any other claims of any nature or description arising out of or connected with this Agreement, the Notes or any other Loan Document, irrespective of whether (a) any Lender or Administrative Agent shall have made any demand hereunder or (b) any Lender or Administrative Agent shall have declared the principal of and interest on the Loans and other amounts due hereunder to be due and payable as permitted by
Section 8.2 hereof and although such obligations and liabilities or any of them shall be contingent or unmatured. Upon direction by the Administrative Agent, with the consent of all of the Lenders, each Lender holding deposits of the Borrower or any Restricted Subsidiary shall exercise its set-off rights as so directed; and, within one (1) Business Day following any such setoff, the Administrative Agent shall give notice thereof to the Borrower. Notwithstanding anything to the contrary contained in this Section 11.4, no Lender shall exercise any right of offset without the prior consent of the Majority Lenders so long as the Obligations shall be secured by any real property or real property interest including leaseholds located in the State of California, it being understood and agreed that the provisions of this sentence are for the exclusive benefit of the Lenders, may be amended, modified or waived by the Majority Lenders without notice to or consent of the Borrower or any Subsidiary of the Borrower and shall not constitute a waiver of any rights against the Borrower or any Subsidiary or against any Collateral.

     Section 11.5  Assignment and Participations.
                   -----------------------------

          (a) The Borrower may not assign or transfer any of its rights or obligations hereunder, under the Notes or under any other Loan Document without the prior written consent of each Lender.

          (b) Each Lender may sell (i) assignments of any amount of its interest hereunder to any Lender, or (ii) assignments or participations of up to one hundred percent (100%) of its interest hereunder to (A) one (1) or more wholly-owned Affiliates or Approved Funds of such Lender (provided, however, that, if
                                                   --------  -------
such Affiliate is not a financial institution, such Lender shall be obligated to repurchase such assignment if such Affiliate is unable to honor its obligations hereunder), or (B) any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank (provided, however, that
                                                        --------  -------
no such assignment shall relieve such Lender from its obligations hereunder).

          (c) Each of the Lenders may at any time enter into assignment agreements or participations with one or more other Lenders, Approved Funds or other Persons pursuant to which each Lender may assign or participate its interest under this Agreement and the other Loan Documents, including, its interest in any particular Advance or portion thereof; provided, however, that
                                                       --------  -------
(1) all assignments (other than assignments described in Section 11.5(b) hereof) shall be in minimum principal amounts of the lesser of (X) $5,000,000, and (Y) the amount of such Lender's Commitment (in a single assignment only), and (2) all assignments (other than assignments described in Section 11.5(b) hereof) and participations hereunder shall be subject to the following additional terms and conditions:

              (i) No assignment (except assignments permitted in Section 11.5(b) hereof) shall be sold without the prior consent of the Administrative Agent and prior to the occurrence and continuation of an Event of Default, the consent of the Borrower, which consents shall not be unreasonably withheld;

              (ii) Any Person purchasing a participation or an assignment of any portion of the Loans from any Lender shall be required to represent and warrant that its purchase shall not constitute a "prohibited transaction" (as defined in Section 4.1(m) hereof);

               (iii) The Borrower, the Lenders, and the Administrative Agent agree that assignments permitted hereunder (including the assignment of any Advance or portion thereof) may be made with all voting rights, and shall be made pursuant to an Assignment and Assumption Agreement substantially in the form of Exhibit L attached hereto. An administrative fee of $3,500
                 ---------
     shall be payable to the Administrative Agent by the assigning Lender at the time of any assignment under this Section 11.5(c);

               (iv) No participation agreement shall confer any rights under this Agreement or any other Loan Document to any purchaser thereof, or relieve any issuing Lender from any of its obligations under this Agreement, and all actions hereunder shall be conducted as if no such participation had been granted; provided, however, that any participation
                                     --------  -------
     agreement may confer on the participant the right to approve or disapprove decreases in the interest rate, increases in the principal amount of the Loans participated in by such participant, decreases in fees, extensions of the Maturity Date or other principal payment date for the Loans or of the scheduled reduction of the Commitment and releases of Collateral;

               (v) Each Lender agrees to provide the Administrative Agent and the Borrower with prompt written notice of any issuance of assignments of its interests hereunder;

               (vi) No assignment, participation or other transfer of any rights hereunder or under the Notes shall be effected that would result in any interest requiring registration under the Securities Act of 1933, as amended, or qualification under any state securities law;

               (vii) No such assignment may be made to any bank or other financial institution (x) with respect to which a receiver or conservator (including, without limitation, the Federal Deposit Insurance Corporation, the Resolution Trust Company or the Office of Thrift Supervision) has been appointed or (y) that is not "adequately capitalized" (as such term is defined in Section 131(b)(1)(B) of the Federal Deposit Insurance Corporation Improvement Act as in effect on the Agreement Date); and

               (viii) If applicable, each Lender shall, and shall cause each of its assignees to, provide to the Administrative Agent on or prior to the effective date of any assignment an appropriate Internal Revenue Service form as required by Applicable Law supporting such Lender's or assignee's position that no withholding by the Borrower or the Administrative Agent for U.S. income tax payable by such Lender or assignee in respect of amounts received by it hereunder is required. For purposes of this Agreement, an appropriate Internal Revenue Service form shall mean Form 1001 (Ownership Exemption or Reduced Rate Certificate of the U.S. Department of Treasury), or Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States), or any successor or related forms adopted by the relevant U.S. taxing authorities.

          (d) Except as specifically set forth in Section 11.5(b) or (c) hereof, nothing in this Agreement or the Notes, expressed or implied, is intended to or shall confer on any Person other than the respective parties hereto and thereto and their successors and assignees permitted hereunder and thereunder any benefit or any legal or equitable right, remedy or other claim under this Agreement or the Notes.

          (e) In the case of any participation, all amounts payable by the Borrower under the Loan Documents shall be calculated and made in the manner and to the parties hereto as if no such participation had been sold.

          (f) The provisions of this Section 11.5 shall not apply to any purchase of participations among the Lenders pursuant to Section 2.11 hereof.

          (g) Any Lender making an assignment hereunder shall cause any assignee thereof to agree to be bound by all terms of the Intercreditor Agreement.

          (h) The Administrative Agent, acting, for this purpose only, as agent of the Borrower shall maintain, at no extra charge to the Borrower, a register (the "Register") at the address to which notices to the Administrative Agent are
      --------
to be sent under Section 11.1 hereof on which Register the Administrative Agent shall enter the name, address and taxpayer identification number (if provided) of the registered owner of the Loans evidenced by a Registered Note or, upon the request of the registered owner, for which a Registered Note has been requested. A Registered Note and the Loans evidenced thereby may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer of such Registered Note and the Loans evidenced thereby on the Register. Any assignment or transfer of all or part of such Loans and the Registered Note evidencing the same shall be registered on the Register only upon compliance with the other provisions of this Section 11.5 and surrender for registration of assignment or transfer of the Registered Note evidencing such Loans, duly endorsed by (or accompanied by a written instrument of assignment or transfer duly executed by) the Registered Noteholder thereof, and thereupon one or more new Registered Notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s) and, if less than the aggregate principal amount of such Registered Notes is thereby transferred, the assignor or transferor. Prior to the due presentment for registration of transfer of any Registered Note, the Borrower and the Administrative Agent shall treat the Person in whose name such Loans and the Registered Note evidencing the same is registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding any notice to the contrary.

          (i) The Register shall be available for inspection by the Borrower and any Lender at any reasonable time during the Administrative Agent's regular business hours upon reasonable prior notice.

          (j) Notwithstanding any other provision in this Agreement, any Lender that is a fund that invests in bank loans may, without the consent of the Administrative Agent or the Borrower, pledge all or any portion of its rights under, and interest in, this Agreement and the Notes to any trustee or to any other representative of holders of obligations owed, or securities issued, by such fund as security for such obligations or securities; provided, however,
                                                          --------  -------
that any transfer to any Person upon the enforcement of such pledge or security interest may only be made subject to the assignment provisions of this Section 11.5.

     Section 11.6  Accounting Principles.  All references in this Agreement to
                   ---------------------
GAAP shall be to such principles as in effect from time to time. All accounting terms used herein without definition shall be used as defined under GAAP. All references to the financial statements of the Borrower and to its Annualized Operating Cash Flow, Total Debt, Interest Expense, and other such terms shall be deemed to refer to such items of the Borrower and its Restricted Subsidiaries, on a fully consolidated basis. The Borrower shall deliver to the Lenders at the same time as the delivery of any quarterly or annual financial statements required pursuant to Section 6.1 or 6.2 hereof, as applicable, (a) a description in reasonable detail of any material variation between the application of GAAP employed in the preparation of such statements and the application of GAAP employed in the preparation of the next preceding quarterly or annual financial statements, as applicable, and (b) reasonable estimates of the differences between such statements arising as a consequence thereof. If, within thirty
(30) days after the delivery of the quarterly or annual financial statements referred to in the immediately preceding sentence, the Majority Lenders shall object in writing to the Borrower's determining compliance hereunder on such basis, (1) calculations for the purposes of determining compliance hereunder shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made, or (2) if requested by the Borrower, the Majority Lenders will negotiate in good faith to amend the covenants herein to give effect to the changes in GAAP in a manner consistent with this Agreement (and so long as the Borrower complies in good faith with the provisions of this Section 11.6, no Default or Event of Default shall occur hereunder solely as a result of such changes in GAAP).

     Section 11.7   Counterparts.  This Agreement may be executed in any number
                    ------------
of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.

     Section 11.8   Governing Law.  This Agreement and the Notes shall be
                    -------------
construed in accordance with and governed by the internal laws of the State of New York applicable to agreements made and to be performed in the State of New York. If any action or proceeding shall be brought by the Administrative Agent or any Lender hereunder or under any other Loan Document in order to enforce any right or remedy under this Agreement or under any Note or any other Loan Document, the Borrower hereby consents and will, and the Borrower will cause each Restricted Subsidiary to, submit to the jurisdiction of any state or federal court of competent jurisdiction sitting within the area comprising the Southern District of New York on the date of this Agreement. The Borrower, for itself and on behalf of its Restricted Subsidiaries, hereby agrees that, to the extent permitted by Applicable Law, service of the summons and complaint and all other process which may be served in any such suit, action or proceeding may be effected by mailing by registered mail a copy of such process to the offices of the Borrower at the address given in Section 11.1 hereof and that personal service of process shall not be required. Nothing herein shall be construed to prohibit service of process by any other method permitted by law, or the bringing of any suit, action or proceeding in any other jurisdiction. The Borrower agrees that final judgment in such suit, action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by Applicable Law.

     Section 11.9   Severability.  Any provision of this Agreement which is
                    ------------
prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

     Section 11.10  Interest.
                    --------

          (a) In no event shall the amount of interest due or payable hereunder or under the Notes exceed the maximum rate of interest allowed by Applicable Law, and in the event any such payment is inadvertently made by the Borrower or inadvertently received by the Administrative Agent or any Lender, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify the Administrative Agent or such Lender, in writing, that it elects to have such excess sum returned forthwith. It is the express intent hereof that the Borrower not pay and the Administrative Agent and the Lenders not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid by the Borrower under Applicable Law.

          (b) Notwithstanding the use by the Lenders of the Base Rate and the LIBOR as reference rates for the determination of interest on the Loans, the Lenders shall be under no obligation to obtain funds from any particular source in order to charge interest to the Borrower at interest rates related to such reference rates.

     Section 11.11  Table of Contents and Headings.  The Table of Contents and
                    ------------------------------
the headings of the various subdivisions used in this Agreement are for convenience only and shall not in any way modify or amend any of the terms or provisions hereof, nor be used in connection with the interpretation of any provision hereof.

     Section 11.12  Amendment and Waiver.  Neither this Agreement nor any Loan
                    --------------------
Document nor any term hereof or thereof may be amended orally, nor may any provision hereof or thereof be waived orally but only by an instrument in writing signed by or at the direction of the Majority Lenders and, in the case of an amendment, by the Borrower, except that in the event of (a) any increase in the amount of any Lender's portion of the Commitment; (b) any delay or extension in the terms of repayment of the Loans provided in Section 2.4 hereof;
(c) any reduction in principal, interest or fees due hereunder or postponement of the payment thereof without a corresponding payment of such principal, interest or fee amount by the Borrower; (d) any release of any portion of the Collateral for the Loans, except under Section 7.4 hereof; (e) any waiver of any Default due to the failure by the Borrower to pay any sum due to any of the Lenders hereunder; (f) any release of any Guaranty of all or any portion of the Obligations, except in connection with a merger, sale or other disposition otherwise permitted hereunder (in which case, such release shall require no further approval by the Lenders); (g) any amendment to the pro rata treatment of the Lenders set forth in Section 2.8 hereof; or (h) any amendment of this
Section 11.12, of the definition of Majority Lenders, or of any Section herein to the extent that such Section requires action by all Lenders, any amendment or waiver or consent may be made only by an instrument in writing signed by each of the Lenders and, in the case of an amendment, by the Borrower. Any amendment to any provision hereunder governing the rights, obligations, or liabilities of the Administrative Agent in its capacity as such, may be made only by an instrument in writing signed by such affected Person and by each of the Lenders. The parties further agree that so long as the ATS Facility A Loan Agreement and the ATS Facility B Loan Agreement remain in effect, certain amendments hereunder will require the approval of the Required Lenders under such Agreements.

     Section 11.13  Entire Agreement.  Except as otherwise expressly provided
                    ----------------
herein, this Agreement, the other Loan Documents, and the other documents described or contemplated herein or therein will embody the entire agreement and understanding among the parties hereto and thereto and supersede all prior agreements and understandings relating to the subject matter hereof and thereof.

     Section 11.14  Other Relationships.  No relationship created hereunder or
                    -------------------
under any other Loan Document shall in any way affect the ability of the Administrative Agent and each Lender to enter into or maintain business relationships with the Borrower or any of its Affiliates beyond the relationships specifically contemplated by this Agreement and the other Loan Documents.

     Section 11.15  Directly or Indirectly.  If any provision in this Agreement
                    ----------------------
refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, whether or not expressly specified in such provision.

     Section 11.16  Reliance on and Survival of Various Provisions.  All
                    ----------------------------------------------
covenants, agreements, statements, representations and warranties made herein or in any certificate delivered pursuant hereto shall (a) be deemed to have been relied upon by the Administrative Agent and each of the Lenders notwithstanding any investigation heretofore or hereafter made by them and (b) survive the execution and delivery of the Notes and shall continue in full force and effect so long as any Note is outstanding and unpaid. Any right to indemnification hereunder, including, without limitation, rights pursuant to Sections 2.7, 2.9, 5.11, 10.3 and 11.2 hereof, shall survive the termination of this Agreement and the payment and performance of all Obligations.

     Section 11.17  Senior Debt.  The Obligations are secured by the Security
                    -----------
Documents and are intended by the parties hereto to be in parity with the Interest Hedge Agreements and senior in right of payment to all other Indebtedness of the Borrower.

     Section 11.18  Obligations.  The obligations of the Administrative Agent
                    -----------
and each of the Lenders hereunder are several, not joint.

     Section 11.19  Confidentiality.  The Lenders shall hold all non-public,
                    ---------------
proprietary or confidential information (which has been identified as such by the Borrower) obtained pursuant to the requirements of this Agreement in accordance with their customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices; provided, however, that the Lenders may make disclosure of any such information
--------  -------
to their examiners, Affiliates, outside auditors, counsel, consultants, appraisers and other professional advisors in connection with this Agreement or as reasonably required by any proposed syndicate member or any proposed transferee or participant in connection with the contemplated transfer of any Note or participation therein or as required or requested by any governmental authority or representative thereof or in connection with the enforcement hereof or of any Loan Document or related document or pursuant to legal process or with respect to any litigation between or among the Borrower and any of the Lenders, so long as the person (other than any examiners) receiving such information is advised of the provisions of this
Section 11.19 and agrees to be bound thereby. In no event shall any Lender be obligated or required to return any materials furnished to it by the Borrower. The foregoing provisions shall not apply to a Lender with respect to information that (i) is or becomes generally available to the public (other than through such Lender), (ii) is already in the possession of such Lender on a nonconfidential basis, or (iii) comes into the possession of such Lender in a manner not known to such Lender to involve a breach of a duty of confidentiality owing to the Borrower.


                      ARTICLE 12     Waiver of Jury Trial

     Section 12.1  Waiver of Jury Trial.  THE BORROWER, FOR ITSELF AND ON BEHALF
                   --------------------
OF ITS RESTRICTED SUBSIDIARIES, AND THE ADMINISTRATIVE AGENT AND THE LENDERS, HEREBY AGREE, TO THE EXTENT PERMITTED BY LAW, TO WAIVE AND HEREBY WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY COURT AND IN ANY ACTION OR PROCEEDING OF ANY TYPE IN WHICH THE BORROWER, ANY RESTRICTED SUBSIDIARY, ANY OF THE LENDERS, THE ADMINISTRATIVE AGENT OR ANY OF THEIR RESPECTIVE SUCCESSORS OR ASSIGNS IS A PARTY, AS TO ALL MATTERS AND THINGS ARISING DIRECTLY OR INDIRECTLY OUT OF THIS AGREEMENT, ANY OF THE NOTES OR THE OTHER LOAN DOCUMENTS AND THE RELATIONS AMONG THE PARTIES LISTED IN THIS SECTION 12.1. EXCEPT AS PROHIBITED BY LAW, EACH PARTY TO THIS AGREEMENT WAIVES ANY RIGHTS IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THIS SECTION, ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. EACH PARTY TO THIS AGREEMENT (A) CERTIFIES THAT NEITHER ANY REPRESENTATIVE, AGENT OR ATTORNEY OF THE ADMINISTRATIVE AGENT OR ANY LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE ADMINISTRATIVE AGENT OR ANY LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND
(B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. THE PROVISIONS OF THIS SECTION HAVE BEEN FULLY DISCLOSED BY AND TO THE PARTIES AND THE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE

PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused it to be executed by their duly authorized officers, all as of the day and year first above written.


BORROWER:                AMERICAN TOWER CORPORATION


                         By:________________________________________________

                              Title:________________________________________


ADMINISTRATIVE AGENT
AND LENDERS:             TORONTO DOMINION (TEXAS), INC., as Administrative Agent
                         for itself and for the Lenders and as a Lender


                         By:________________________________________________

                              Title:________________________________________


                         BANK OF MONTREAL, CHICAGO BRANCH, as a Lender


                         By:________________________________________________

                              Title:________________________________________


                         GENERAL ELECTRIC CAPITAL CORPORATION, as a Lender


                         By:________________________________________________

                              Title:________________________________________

                         ING HIGH INCOME PRINCIPAL PRESERVATION FUND HOLDINGS,
                         LDC

                         By ING Capital Advisors, Inc., as Investment Advisors, Inc., as a Lender


                          By:_______________________________________________

                              Title:________________________________________


                         SENIOR HIGH INCOME PORTFOLIO, INC., as a Lender


                         By:________________________________________________

                              Title:________________________________________


                         DEBT STRATEGIES FUND, INC., as a Lender


                         By:________________________________________________

                              Title:________________________________________


                         DEBT STRATEGIES FUND II, INC., as a Lender


                         By:________________________________________________

                              Title:________________________________________

                         CHASE SECURITIES, INC., as Agent for The Chase Manhattan Bank, as a Lender


                         By:________________________________________________

                              Title:________________________________________


                         OCTAGON LOAN TRUST, by Octagon Credit Investors, as Manager, as a Lender


                         By:________________________________________________

                              Title:________________________________________


                         UNION BANK OF CALIFORNIA, N.A., as a Lender


                         By:________________________________________________

                              Title:________________________________________


                         CREDIT LYONNAIS NEW YORK BRANCH, as a Lender


                         By:________________________________________________

                              Title:________________________________________